UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Coventry Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2005

To Our Shareholders:
      You are cordially invited to attend our 2005 Annual Meeting of Shareholders, which will be held on Thursday, May 19, 2005, at 9:30 a.m., Eastern Daylight Saving Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, Telephone (301) 897-9400. At the meeting, the shareholders will act on the following matters:

1.	To elect four Class II Directors to serve until the annual meeting of shareholders in 2008;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005; and

3.	To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.
      A Proxy Statement, proxy card and a copy of the 2004 Annual Report describing the operations of the Company during the fiscal year ended December 31, 2004, accompany this notice. Information regarding the matters to be acted upon at the 2005 Annual Meeting of Shareholders is contained in the enclosed Proxy Statement.
      All shareholders of record of the Company’s common stock at the close of business on Monday, March 21, 2005, are entitled to vote at the 2005 Annual Meeting of Shareholders or at any adjournment(s) of the meeting.

By Order of the Board of Directors,

DALE B. WOLF
Chief Executive Officer
Bethesda, Maryland
April 18, 2005
YOUR VOTE IS IMPORTANT. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE VOTE. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

TABLE OF CONTENTS

Questions and Answers	1
Proposal One: Election of Directors	4
Business Experience of Nominees and Continuing Directors	5
Certain Board Information	7
Committees of the Board	7
Corporate Governance	8
Voting Stock Ownership of Principal Shareholders, Directors and Executive Officers	11
Executive Compensation	14
Summary Compensation Table	14
Option Grants in 2004	16
Aggregated Option Exercises in 2004 and Option Values at December 31, 2004	16
Directors’ Compensation	16
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	18
Executive Retention Plans	22
Equity Compensation Plan Information	24
Report of the Compensation Committee	25
Performance Graph	32
Compensation Committee Interlocks and Insider Participation	33
Certain Relationships and Related Transactions	33
Section 16(a) Beneficial Ownership Reporting Compliance	33
Proposal Two: Ratification of Independent Public Accountants	33
Fees Paid to Independent Auditors	33
Report of the Audit Committee of the Board of Directors	34
Shareholder Proposals	35
Cost of Annual Meeting and Proxy Solicitation	35
Other Matters	36
Appendix A — Audit Committee Charter	A-1

6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2005

       This Proxy Statement is furnished to shareholders of Coventry Health Care, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for the 2005 Annual Meeting of Shareholders of the Company to be held on Thursday, May 19, 2005, at 9:30 a.m., Eastern Daylight Saving Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, Telephone (301) 897-9400, and at any adjournment of the meeting (the “2005 Annual Meeting”).
      This Proxy Statement and the Company’s 2004 Annual Report is first being sent to shareholders on or about April 18, 2005, to shareholders of record on March 21, 2005.
QUESTIONS AND ANSWERS
What is the purpose of the 2005 Annual Meeting?
      You will be asked to consider and vote upon two proposals: (i) to elect four individuals to serve as Class II Directors of the Company until the annual meeting of shareholders to be held in 2008 and (ii) to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2005. The Board of Directors is not aware of any other matters to be presented for action at the 2005 Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.
When will this Proxy Statement be sent to shareholders?
      This Proxy Statement is first being sent to shareholders on or about April 18, 2005. A copy of the Company’s 2004 Annual Report, containing financial statements for the year ended December 31, 2004, has also been enclosed in the same mailing with this Proxy Statement.
Who is entitled to vote?
      Only shareholders of record at the close of business on Monday, March 21, 2005, the record date for the meeting (the “Record Date”), are entitled to receive notice of and to participate in the 2005 Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes do I have?
      You will have one vote for every share of the Company’s common stock that you owned on the Record Date (Monday, March 21, 2005).
Who is soliciting my vote?
      Your vote is being solicited by and on behalf of the Company’s Board of Directors.
Who pays for the solicitation of my vote?
      The Company pays the costs of soliciting your vote, including the costs of preparing, assembling and mailing this Proxy Statement, the 2004 Annual Report and proxy card.
How will my vote be solicited?
      Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies. The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for such record holders to supply the materials to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.
How many votes can be cast by all shareholders?
      On March 21, 2005, the Record Date, there were 107,197,808 shares of the Company’s common stock outstanding and eligible to vote on each matter brought before the meeting.
How many votes must be present to hold the meeting?
      A quorum must be present. A “quorum” is a majority (more than half) of the outstanding shares eligible to vote. They may be present at the meeting or represented by proxy. Any shareholder of record present at the 2005 Annual Meeting, but who abstains from voting, will be counted for purposes of determining whether a quorum is present at the 2005 Annual Meeting. If a quorum is not present at the 2005 Annual Meeting, it may be adjourned from time to time until a quorum is present or represented by proxy.
How many votes are required for each proposal?
      Election of Directors. The affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by properly executed proxy is required to approve the election of each of the Company’s nominees for election as a director. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2005 Annual Meeting, but will not be counted for purposes of calculating a plurality.
      Ratification of Independent Auditors. The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by properly executed proxy and entitled to vote is required to ratify the appointment of the independent auditors for 2005.
How many votes are required for other matters that may properly come before the meeting?
      The affirmative vote of a majority of the shares of the Company’s common stock present or represented by properly executed proxy and entitled to vote is required for all other business that may properly come before the 2005 Annual Meeting or any adjournment(s) of the meeting.

How do I vote?
      You can vote either in person at the 2005 Annual Meeting or by proxy without attending the 2005 Annual Meeting. To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope; or

•	vote by telephone (instructions are on the proxy card); or

•	vote by internet (instructions are on the proxy card).
What if I return my proxy card and don’t vote on a matter listed on it?
      If you return a proxy card without indicating your vote, your shares will be voted For the four Class II Director nominees listed on the card, and For the ratification of Ernst & Young LLP as the Company’s independent auditors for 2005, and will be voted in the discretion of the persons named in the proxy on any other matters that may be properly brought before the meeting or at any adjournment(s) thereof.
Can I change my vote?
      Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or internet, or send a written notice of revocation to the Company’s Secretary at 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If you attend the 2005 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares.
How are the votes counted?
      The votes are counted as received by an automated system administered by Mellon Investor Services LLC, the Company’s transfer agent. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum, each is counted separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether the proposals have been approved and will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.
Where can I find voting results for the 2005 Annual Meeting?
      The voting results will be published in the Company’s Form 10-Q for the period ending June 30, 2005. The Form 10-Q will be filed with the Securities and Exchange Commission on or before August 9, 2005.
Can I access the Company’s proxy materials and annual report electronically?
      This Proxy Statement and the Company’s Annual Report are available on our internet website at www.cvty.com. If you are a shareholder of record and would like to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail, follow the instructions provided when you vote over the internet. If you hold your shares through a bank, broker or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports and to vote your shares over the internet. Opting to receive your proxy materials online saves us the cost of producing and mailing the proxy materials to your home or office and gives you an automatic link to the proxy voting site.
      If you choose to view future proxy statements and annual reports over the internet, you may enroll through Mellon Investor Services LLC by logging onto Investor ServiceDirect® at www.vault.melloninvestor.com/isd for secure online access to your proxy materials. Your choice will remain in effect until you tell us otherwise. You do not have to elect internet access each year. To cancel or change your enrollment profile, please go to Investor ServiceDirect® at www.vault.melloninvestor.com/isd and follow the prompts or you may send written notice to the Company’s Secretary at 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.
What is “householding” and how does it affect me?
      The Securities and Exchange Commission has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more shareholders reside if we believe they are members of the same family. A separate proxy card would still be mailed to each shareholder at the same address. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.
      A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement or Annual Report, or wish to revoke your decision to household. These options are available to you at any time.
PROPOSAL ONE:
ELECTION OF DIRECTORS
      The Company’s bylaws provide that the Company’s Board of Directors shall consist of such number of directors as shall be determined by the Board of Directors from time to time. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes as nearly equal in numbers as possible. There are currently eleven persons serving on the Board of Directors: four in Class I, four in Class II and three in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class II Directors’ terms of office expire in 2005.
      The nominees designated for election as Class II Directors at the 2005 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of shareholders in 2008. All of the nominees have consented to being nominated and to serve if so elected. Mr. Dale B. Wolf is a new nominee who has not previously been elected by the shareholders as a director of the Company. The Board of Directors elected Mr. Wolf (formerly Executive Vice President, Chief Financial Officer and Treasurer of the Company) as the successor to Mr. Wise as Chief Executive Officer of the Company. In the course of the succession planning meetings, the Board also considered Mr. Wolf’s serving as a director. As a result, the Nominating/ Corporate Governance Committee recommended that the number of directors be increased to eleven effective January 1, 2005, that Mr. Wolf fill the vacancy created thereby, and that he also be nominated to stand for election as a Class II Director at the 2005 Annual Meeting. The Board of Directors agreed and unanimously increased the size of the Board to eleven, elected Mr. Wolf as a Class II Director of the Board, effective January 1, 2005, and nominated Mr. Wolf to stand for election at the 2005 Annual Meeting.
      The persons named in the enclosed proxy intend to vote the shares represented by such proxy For the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2005 Annual Meeting, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board of Directors and for the remaining nominee(s), if any, named below.

      The following table provides information about the persons nominated to serve as Class II Directors and the persons serving as Class I and Class III Directors whose terms continue until 2007 or 2006, respectively:
Nominees for Class II Directors with Three-Year Terms Expiring in 2008

Name	Age	Committee Memberships

Joel Ackerman	39	Nominating/ Corporate Governance Committee (Chair)
Emerson D. Farley, Jr., M.D.	66
Lawrence N. Kugelman	62	Audit Committee (Chair)
Dale B. Wolf	50
Continuing Class I Directors with Three-Year Terms Expiring in 2007

Name	Age	Committee Memberships

L. Dale Crandall	63	Audit Committee, Compensation Committee (Chair)
Robert W. Morey	68
Elizabeth E. Tallett	56	Audit Committee
Allen F. Wise	62
Continuing Class III Directors with Three-Year Terms Expiring in 2006

Name	Age	Committee Memberships

John H. Austin, M.D.	60
Rodman W. Moorhead, III	61	Compensation Committee
Timothy T. Weglicki	53	Compensation Committee, Nominating Corporate/ Governance Committee
      There are currently no vacancies on the Board.
Business Experience of Nominees and Continuing Directors
      Below you will find information about the business experience of the nominees and the continuing directors:
      John H. Austin, M.D. has been a director of the Company since January 1988. He served as Chairman of the Board from December 1995 to December 2004. Dr. Austin has been Chairman and Chief Executive Officer of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks and Medicare health maintenance organizations, since June 1997. From October 1994 through March 1997, he was President of the Professional Services Division of Unihealth, a voluntary non-profit health care network. From July 1992 to October 1994, Dr. Austin was a self-employed health care consultant and from 1987 to 1992 was Executive Vice President of Health Plan of America, a California HMO.
      Joel Ackerman has been a director of the Company since November 1999. He is a general partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC, where he has been employed since 1993. He is a director of Medical Staffing Network Holdings, Inc., a leading medical staffing company and provider of per diem nurse staffing services, as well as several privately held companies.
      L. Dale Crandall has been a director of the Company since January 1, 2004. Mr. Crandall previously served in various management positions with Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, including President and Chief Operating Officer from March 2000 until his retirement in June 2002, and Senior Vice President, Finance and Administration, from June 1998 until March 2000. He is also a member of the boards of directors of UnionBanCal, a bank holding company whose primary subsidiary is

Union Bank of California, a large California commercial bank, Covad Communications Group Inc., a provider of high speed internet connectivity and related communications services, Ansell Limited, a global provider of healthcare barrier protection products, BEA Systems, an application infrastructure software company, and a trustee of four funds in the Dodge and Cox family of mutual funds.
      Emerson D. Farley, Jr., M.D. has been a director of the Company since December 1994. He became a Trustee serving on the Board of Trustees of Fork Union Military Academy in April 2003. From 1998 to December 2003, he served as a Trustee on the Board of Trustees of First Baptist Church of Ashland, Virginia. From 1972 to 2002, Dr. Farley was engaged in the private practice of medicine in Richmond, Virginia and has been self-employed since July 1997. From 1989 until September 1997, he was the Medical Consultant for Signet Bank in Richmond, Virginia. From 1991 to March 2002, Dr. Farley was the Vice-Chairman of Doctors Insurance Reciprocal Risk Retention Group (“DIR”), which provided medical malpractice insurance coverage to physicians. On January 31, 2003, DIR was placed in receivership, with DIR’s consent, by the Chancery Court of Davidson County, Tennessee, due to the financial instability of DIR’s reinsurer, Reciprocal of America.
      Lawrence N. Kugelman has been a director of the Company since August 1992. He has been a director of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks, since July 2001, and a director since October 2002 of Valeant Pharmaceuticals International (formerly ICN Pharmaceuticals, Inc.), a global, research-based pharmaceutical company that develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products. Since 2003, he has been a Director of AccentCare, Inc., a company which provides in-home health care and support services. Since March 2005 he has been a director of LABONE, Inc., a diagnostic services provider. Mr. Kugelman has been a private investor and business consultant since October 1996. Prior to that, Mr. Kugelman served as the Company’s interim Chief Executive Officer and President from December 1995 to September 1996.
      Rodman W. Moorhead, III has been a director of the Company since May 1997. He is a general partner of Warburg Pincus and a Managing Director and Senior Advisor of Warburg Pincus LLC, where he has been employed since 1973. From June 1998 to present he has served as a director of Scientific Learning Corporation, a computer-based special education training company. From 1992 to present he has served as a director of Transkaryotic Therapies, Inc., a biopharmaceutical company. He is also a director of 4GL School Solutions, a data management company for schools.
      Robert W. Morey has been a director of the Company since August 2001. Mr. Morey has been President, Director and Principal of Catalina Life and Health Reinsurers, Inc. and R.W. Morey Reinsurers Limited since 1992. Mr. Morey has also served as controlling principal of Moors & Cabot, Inc., a retail and institutional stock brokerage firm headquartered in Boston, since 1991 and as President of RWM Management Company, a company providing reinsurance and financial counseling services to various companies in which Mr. Morey holds investments, since 1977.
      Elizabeth E. Tallett has been a director of the Company since March 1998. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company, from November 2000 to January 2003. She was President and Chief Executive Officer of Dioscor, Inc., a biopharmaceutical company, from May 1996 to July 2003. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997 to 2000 and 1999 to 2000, respectively. Ms. Tallett is also a director of IntegraMed America, Inc., a health services management company specializing in fertility and assisted reproductive technology, Principal Financial Group, Inc., a global financial institution, Varian, Inc., an analytical scientific instruments company, Varian Semiconductor Equipment Associates, Inc., a semiconductor company, and Immunicon Inc., a specialty diagnostics company.
      Timothy T. Weglicki has been a director of the Company since August 2001. Mr. Weglicki has been employed as a managing member of ABS Partners, L.P., the general partner of ABS Capital Partners, a private equity fund, since December 1993. Prior to December 1993, he was employed as a Managing Director of Alex. Brown & Sons, where he established and headed that firm’s capital markets group. He is a director of a number of privately held information technology and health care companies. He is a trustee of Garrison Forest School.
      Allen F. Wise has been a director of our Company since October 1996 and has been Chairman of the Board since January 2005. He was President and Chief Executive Officer of our Company from October 1996 to December 2004. He is a director and a member of the audit committee of NCO Group, Inc., a provider of accounts receivable management and other outsourced services.
      Dale B. Wolf has been a director and the Chief Executive Officer of our Company since January 2005. Prior to that he served as Executive Vice President, Chief Financial Officer and Treasurer of our Company from December 1996 to December 2004. He is a director and a member of the audit committee of HealthExtras, Inc., a provider of pharmacy benefit management services and supplemental benefits. Mr. Wolf is a Fellow of the Society of Actuaries.
      Your proxy cannot be voted for a greater number of persons than the number of nominees named.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS.
Certain Board Information
      During fiscal year 2004, the Board of Directors of the Company (the “Board”) held four regular meetings, one special meeting and three special telephonic meetings. All members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members.
Committees of the Board
      Audit Committee. The Audit Committee is comprised of three directors that are independent of the management of the Company and independent of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. The Audit Committee’s responsibilities include overseeing the adequacy and effectiveness of systems and controls in place to reasonably assure the fair presentation of the Company’s financial statements; appointing, dismissing, overseeing the qualifications and performance of and determining the compensation paid to the external and internal auditors; reviewing and approving the scope of audits and related fees; interfacing directly with the internal and external auditors in executive sessions and otherwise; monitoring compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and reviewing the adequacy and effectiveness of internal policies and procedures regarding audits, accounting and other financial controls. The current charter of the Audit Committee, as revised on November 3, 2004, is included as Appendix A, and is available under Corporate Governance through the Corporate Home page on the Company’s website at www.cvty.com, and provides a detailed description of its responsibilities. During fiscal year 2004, the Audit Committee held four regular meetings, four pre-earnings release telephonic meetings, and one special meeting. The members of the Audit Committee are Lawrence N. Kugelman (Chair), L. Dale Crandall and Elizabeth E. Tallett. Mr. Crandall and Ms. Tallett each serve on the audit committees of more than three public companies. The Board has considered their commitments to serve on the other audit committees and has affirmatively determined that such simultaneous service does not impair the ability of Mr. Crandall or Ms. Tallett to effectively serve on the Audit Committee of the Company’s Board.
      Financial Expert. The Board has determined that all audit committee members are financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that L. Dale Crandall qualifies as an “audit committee financial expert” as defined by rules and regulations adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.
      Compensation Committee. The Compensation Committee is comprised of three directors that are independent of the management of the Company. The Committee’s general responsibilities include (1) overseeing the overall compensation strategies and policies of the Company, (2) approving and evaluating the compensation of directors (subject to Board approval) and officers, (3) surveying executive compensation paid by comparable companies, (4) performing annual reviews and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, (5) evaluating each executive officer’s performance in light of the corporate goals and objectives, (6) authorizing equity awards and other compensation and (7) evaluating the Company’s incentive compensation programs. The current charter of the Compensation Committee, which is available under Corporate Governance through the Corporate Home page on the Company’s website at www.cvty.com, provides a detailed description of its responsibilities. During fiscal year 2004, the Compensation Committee held four regular meetings, two special meetings and six special telephonic meetings. The members of the Compensation Committee are L. Dale Crandall, Chair (from November 4, 2004 to date), Rodman W. Moorhead, III and Timothy T. Weglicki.
      Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is currently comprised of two directors that are independent of the management of the Company. The Nominating/Corporate Governance Committee’s responsibilities include identifying individuals qualified to become members of the Board; considering nominees made by shareholders in accordance with the Company’s bylaws; selecting or recommending to the Board the director nominees for the next annual meeting of shareholders; and developing and recommending to the Board a set of corporate governance principles applicable to the Company. Nominations for election to the Board may be made by or at the direction of the Nominating/Corporate Governance Committee or by any eligible shareholder entitled to vote for the election of directors. See “Corporate Governance — Shareholder Nominees” at page 9 of this Proxy Statement. The current charter of the Nominating/Corporate Governance Committee, which is available under Corporate Governance through the Corporate Home page on the Company’s website at www.cvty.com, provides a detailed description of its responsibilities. During fiscal year 2004, the Nominating/Corporate Governance Committee held four regular meetings. The members of the Nominating/Corporate Governance Committee are Joel Ackerman (Chair) and Timothy T. Weglicki.
      Notice of director nominations by eligible shareholders must be timely received in writing addressed to the Secretary of the Company, 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817-1850. The 2006 annual meeting of shareholders is expected to be held on May 18, 2006. Eligible shareholders who wish to submit a proposal for consideration by the Nominating/Corporate Governance Committee for inclusion in the 2006 Proxy Statement must comply with the nomination procedures described in the Company’s Bylaws and set forth under “Corporate Governance — Shareholder Nominees” at page 9 of this Proxy Statement.
CORPORATE GOVERNANCE
Code of Ethics
      The Company is dedicated to conducting its business in accordance with the highest standards of ethical conduct, uncompromising integrity and compliance with all federal, state and local laws governing its business. The Company has established a Code of Business Conduct and Ethics (the “Code of Ethics”) to assure uniformity in standards of conduct. The Code of Ethics applies to the Company’s directors, officers, employees and representatives and applies to relationships with shareholders, customers, vendors, competitors, auditors and all public and governmental bodies. In support of the Code of Ethics, the Company has appointed a Chief Compliance Officer to enforce it and all employees are required to participate in annual compliance training. Avenues for reporting violations have been provided in the Code of Ethics, including an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of the Code of Ethics. The Code of Ethics is available under Corporate Governance on the Company’s website at www.cvty.com through the Corporate Home page. In addition, a copy of the Code of Ethics is available in print to any shareholder that requests one. Requests should be sent to the following address: Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.
Director Independence
      The Board has determined that eight of its eleven directors, including all members of the Audit Committee, Compensation Committee and Nominating/ Corporate Governance Committee, are “independent” as defined by the listing standards of the New York Stock Exchange currently in effect and approved by the Securities and Exchange Commission and all of its applicable rules and regulations, and for purposes of

Rule 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors has determined that the majority of the Company’s directors are independent. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director must be free of any relationship with the Company or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any contractual relationships that may exist with a director or a related interest. The eight independent directors are: Joel Ackerman, L. Dale Crandall, Emerson D. Farley, Jr., M.D., Lawrence N. Kugelman, Robert W. Morey, Rodman W. Moorhead, III, Elizabeth E. Tallett and Timothy T. Weglicki.
Stock Ownership Guidelines
      The Company has adopted stock ownership guidelines for executive officers in order to further align executive officers’ interests with shareholders’ interests and to promote Coventry’s longstanding commitment to sound corporate governance. The guidelines require certain designated Vice Presidents and Senior Vice Presidents and above to own shares of common stock having a value equal to a multiple of their base salary. The multiple for the Chief Executive Officer and the President is six times; for Executive Vice Presidents, five times; for Senior Vice Presidents, four times; and for designated Vice Presidents, two times. Current executives are expected to achieve their stock ownership guidelines within two years of January 1, 2004. Executives who do not meet the guidelines within the prescribed time frame may not be eligible for future stock grants.
Shareholder Nominees
      The policy of the Nominating/ Corporate Governance Committee is to consider properly submitted shareholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating/ Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder nominations proposed for consideration by the Nominating/ Corporate Governance Committee should be addressed to: Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.
      To be timely considered by the Nominating/ Corporate Governance Committee, director nominations submitted by shareholders for the 2006 Annual Meeting must be delivered to or mailed and received by the Secretary at the Company’s address (above) not less than 120 days in advance of the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders (i.e., by December 20, 2005), unless the date of the annual meeting is changed by more than 30 calendar days.
      A shareholder’s notice must include (a) the proposed nominee’s name, qualifications and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) the name and address of the shareholder proposing the potential nominee as it appears on the Company’s books and the number of shares of common stock of the Company that are beneficially owned by the shareholder. No person is eligible for election as a director of the Company unless nominated in accordance with the procedures required by the Company’s Bylaws. The Chair of the Board may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, the defective nomination will be disregarded.
      The procedures described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company’s proxy statement for future shareholder meetings. See “Shareholder Proposals” on page 35 of this Proxy Statement.

Director Qualifications
      The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating/ Corporate Governance Committee for positions on the Company’s Board. Under these criteria, not less than a majority of the members of the Board should be independent and the Board members must have the highest professional and personal ethics and values consistent with the Company’s values and standards. Other criteria that will be considered are prior experience as a director, knowledge of the Company’s business and industry and broad experience at the operational, financial, regulatory or policy making level in business. Diversity, age and skills in the context of the needs of the Board are also a consideration. The members should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other Boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The Corporate Governance Guidelines are available under Corporate Governance through the Corporate Home page on the Company’s website at www.cvty.com.
Identifying And Evaluating Nominees For Directors
      The Nominating/ Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. As described above, the Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder’s status of persons proposing candidates, recommendations are collected and considered by the Committee at a regularly scheduled meeting prior to the issuance of the Proxy Statement for the Company’s annual meeting of shareholders. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating the nominations, the Committee uses the same criteria for all nominees and the Committee seeks to achieve a balance of knowledge, experience and capability on the Board. This year there is one nominee for election to the Board, Mr. Dale B. Wolf, Chief Executive Officer of the Company and formerly Executive Vice President, Chief Financial Officer and Treasurer of the Company, that has not previously been elected by the shareholders as a director of the Company. The Board of Directors believes that the Chief Executive Officer should be a member of the Board of Directors. During a series of succession planning meetings over the course of more than a year, the Board evaluated Mr. Wolf’s candidacy as a director at the same time he was being considered as the successor to Mr. Wise as the Chief Executive Officer of the Company. As a result, the Nominating/ Corporate Governance Committee recommended, effective as of the commencement of Mr. Wolf’s election as Chief Executive Officer, that the Board be increased to eleven members, that Mr. Wolf be nominated fill the vacancy and that Mr. Wolf stand for election as a Class II Director at the 2005 Annual Meeting. The Board of Directors agreed and unanimously elected Mr. Wolf as a Class II Director, effective January 1, 2005, and to stand for election at the 2005 Annual Meeting. A professional search firm was not engaged to assist the Committee in its efforts.
Executive Sessions
      Executive sessions of non-management directors of the Board and its committees are held on a quarterly basis. The sessions are chaired by the Lead Director of the Board of Directors or by the Chair of the respective committees. Elizabeth E. Tallett, a non-management director, currently serves as the Lead Director. Any non-management director can request that an additional executive session be scheduled. See “Communications With The Board” below for the process by which shareholders may communicate with non-management directors of the Board.

Directors’ Attendance at Annual Meetings of Shareholders
      Although directors are invited and are always welcome to attend the annual shareholder meetings, the Company does not require their attendance. One director attended the 2004 annual meeting of shareholders. For 2005, the Board rescheduled its regular meeting in the second quarter to coincide with the 2005 Annual Meeting. The Company anticipates that all directors will attend the 2005 Annual Meeting.
Communications With The Board
      Shareholders may communicate with the Board by submitting a letter in writing addressed to: Lead Director of the Board of Directors, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If the communication relates to the Company’s ethics or conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chair, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. Shareholder communications may be submitted confidentially or anonymously.
VOTING STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth information, as of Monday, March 21, 2005, the Record Date, regarding the beneficial ownership of the Company’s common stock by (i) each person or group known by the Company to be the beneficial owner of more than five percent of the common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Executive Compensation Table; and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. On the Record Date, 107,197,808 shares of the Company’s common stock were outstanding.
      For purposes of the table, a person or group of persons is deemed to beneficially own shares of common stock issuable upon the exercise of stock options that are currently exercisable or that become exercisable within 60 days from the date set forth above. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. The Company believes that the beneficial owners of the common stock listed in the table below, based on information furnished by such owners, have sole voting and dispositive power (or shares such powers with his or her spouse) with respect to such shares, except as explained in the footnotes to the table.

	Number of Shares
	of Common Stock		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock

Barclays Global Investors, N.A.(1)	10,240,148		9.6%
45 Freemont Street San Francisco, CA 94105
Wellington Management Company, LLP(2)	7,071,270		6.6%
75 State Street Boston, MA 02109
Putnam Investment Management, L.L.C.(3)	6,024,609		5.6%
One Post Office Square Boston, MA 02109
Joel Ackerman	4,785		*
John H. Austin, M.D.	87,511	(4)	*
L. Dale Crandall	5,250	(4)	*
Emerson D. Farley, Jr., M.D.	74,840	(4)	*
Lawrence N. Kugelman	31,750	(4)	*
Rodman W. Moorhead, III	55,149		*
Robert W. Morey	161,658	(4)	*
Elizabeth E. Tallett	19,750	(4)	*
Timothy T. Weglicki	28,000	(4)	*
Allen F. Wise	501,322		*
Dale B. Wolf	565,585	(4)	*
Thomas P. McDonough	494,437	(4)	*
Harvey C. DeMovick, Jr.	89,868		*
Francis S. Soistman, Jr.	156,192	(4)	*
All executive officers and directors as a group (20 persons)	2,698,461	(4)	2.5%

*	Less than one percent

(1)	According to the Schedule 13G filed on February 14, 2005, by Barclays Global Investors, NA, a bank with United States citizenship; Barclays Global Fund Advisors, an investment advisor with United States citizenship; Barclays Global Investors, Ltd, a bank with England citizenship; Barclays Global Investors Japan Trust and Banking Company Limited, a bank with Japan citizenship; Barclays Life Assurance Company Limited, a bank with England citizenship; Barclays Bank PLC, a bank with England citizenship; Barclays Capital Securities Limited, a bank with England citizenship; Barclays Capital Inc, a broker or dealer with United States citizenship; Barclays Private Bank & Trust (Isle of Man) Limited, a bank with England citizenship; Barclays Private Bank and Trust (Jersey) Limited, a bank with England citizenship; Barclays Bank Trust Company Limited, a bank with England citizenship; Barclays Bank (Suisse) SA, a bank with Switzerland citizenship; Barclays Private Bank Limited, a bank with England citizenship (collectively “Barclays”); Bronco (Barclays Cayman) Limited, with Cayman Islands citizenship; Palomino Limited, with Cayman Islands citizenship; and HYMF Limited, with Cayman Islands citizenship. According to the Schedule 13D, the Barclays entities holding shares of the Company have sole voting and sole dispositive power for all shares held.

(2)	According to the Schedule 13G filed on February 14, 2005, by Wellington Management Company, LLP (“Wellington Management”), the securities reported are owned of record by clients of Wellington Management, in its capacity as an investment adviser. As of December 31, 2004, Wellington Management, in its capacity as an investment adviser, may be deemed to have beneficial ownership of 7,071,270 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting power over 2,216,170 shares and shared dispositive power over 7,071,270 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

(3)	According to the Schedule 13G filed on February 11, 2005, by Marsh & McLennan Companies, Inc. (“MMC”), Putnam, LLC d/b/a Putnam Investments (“PI”), Putnam Investment Management, LLC (“PIM”), and The Putnam Advisory Company, LLC (“PAC”), registered investment advisors. According to Schedule 13G, PI has shared voting power with respect to 346,162 shares and shared dispositive power with respect to 6,924,609 shares; PIM has shared voting power with respect to 65,840 shares and shared dispositive power with respect to 5,332,689 shares; PAC has shared voting power with respect to 280,322 shares and shared dispositive power with respect to 691,920 shares.

(4)	Includes the following shares issuable upon exercise of stock options that are currently exercisable or which become exercisable within 60 days of the date set forth above: John H. Austin, M.D., 36,700 shares; L. Dale Crandall, 3,750 shares; Emerson D. Farley, Jr., M.D., 1,849 shares; Lawrence N. Kugelman, 23,200 shares; Robert W. Morey, 6,700 shares; Elizabeth E. Tallett, 11,200 shares; Timothy T. Weglicki, 9,700 shares; Dale B. Wolf, 422,601 shares; Thomas P. McDonough, 287,685 shares; Francis S. Soistman, Jr., 59,092 shares; and all executive officers and directors as a group (20 persons), 1,049,808 shares.

EXECUTIVE COMPENSATION
      The following table sets forth annual, long-term and other compensation awarded to, earned by or paid to, during fiscal years 2002, 2003 and 2004, the chief executive officer of the Company and the persons who, in fiscal year 2004, were the other four most highly compensated executive officers that were executive officers on December 31, 2004 (the “Named Executive Officers”):
Summary Compensation Table

		Annual Compensation			Long Term Compensation

					Awards		Payouts

						Common
						Shares	Retention Plan	All Other
				Other Annual	Restricted	Underlying	Payouts	Compensation
Name and Principal Position*	Year	Salary	Bonus(1)	Compensation(2)	Stock(3)	Options(#)(4)	($)(5)	(6)(7)

Allen F. Wise	2004	$984,616	$2,000,000	$230,172	$9,688,000	—	$—	$150,011
Chairman	2003	$900,000	$2,100,000	$180,707	$3,256,500	300,000	$3,352,037	$292,207
	2002	$892,308	$2,100,000	$164,230	$5,710,000	200,000	—	$106,626
Dale B. Wolf	2004	$723,077	$750,000	$97,703	$—	1,000,000	$—	$82,648
Chief Executive Officer	2003	$598,077	$1,000,000	$127,300	$1,085,500	187,500	$1,456,990	$96,940
	2002	$544,230	$1,000,000	$102,809	$2,141,250	—	—	$56,698
Thomas P. McDonough	2004	$723,077	$1,250,000	$87,487	$2,434,500	300,000	$—	$82,250
President	2003	$600,000	$1,000,000	$81,983	$1,085,500	187,500	$1,542,631	$102,217
	2002	$594,230	$1,000,000	$74,450	$2,141,250	—	—	$57,676
Harvey C. DeMovick, Jr.	2004	$463,846	$400,000	$39,510	$973,800	40,000	$—	$39,749
Executive Vice President,	2003	$360,000	$400,000	$15,620	$1,302,600	—	$546,614	$60,901
Customer Service	2002	$359,231	$400,000	$32,488	$285,500	—	—	$32,300
Operations, and Chief Information Officer
Francis S. Soistman, Jr.	2004	$387,500	$450,000	$14,347	$486,900	40,000	$—	$41,354
Executive Vice President,	2003	$324,038	$500,000	$12,928	$868,401	—	$435,363	$48,897
Health Plan Operations	2002	$299,039	$300,000	$7,985	$570,999	—	—	$23,514

*	Shows current 2005 titles.

(1)	The amounts in this column represent Management Incentive Plan cash awards earned during the year specified, which are paid in the following year. Does not include bonus amounts awarded for 2004 performance and deferred to the 2004 Mid-Term Executive Retention Program (“2004 Executive Retention Plan”). See Footnote 7.

(2)	Other Annual Compensation included: for 2004 — Messrs. Wise, Wolf, McDonough, DeMovick and Soistman received $56,703, $25,782, $23,651, $20,206 and $7,800 respectively, for the lease of an automobile, $153,262, $61,740, $62,194, $6,546 and $0, respectively, for the use of Company provided transportation, $19,906, $9,881, $1,642, $12,458 and $6,547 respectively, for professional legal, tax and financial planning services, and Messrs. Wise, Wolf and DeMovick each received $300 through the Company’s match for the Series I Savings Bond program; for 2003 — Messrs. Wise, Wolf, McDonough, DeMovick and Soistman received $53,493, $30,542, $26,988, $15,345 and $7,350 respectively, for the lease of an automobile, $110,918, $67,642, $37,694, $0 and $573 respectively, for the use of Company provided transportation, and $15,996, $28,816, $17,301, $0 and $5,005 respectively, for professional legal, tax and financial planning services; and for 2002 — Messrs. Wise, DeMovick and Soistman received $53,628, $24,590 and $7,200, respectively for the lease of an automobile and Messrs. Wise, Wolf and McDonough received $92,647, $71,333 and $55,203, respectively, for the use of Company provided transportation.

(3)	Includes the value, based on the closing market price of the common stock on the New York Stock Exchange on the date of issuance of restricted stock awards as follows: for 2004 (issued June 14, 2004; market price $48.69) — Mr. Wise 150,000 shares, Mr. McDonough, 50,000 shares, Mr. DeMovick, 20,000 shares and Mr. Soistman, 10,000 shares; (issued June 23, 2004; market price $47.69) Mr. Wise,

50,000 shares; for 2003 — (issued June 25, 2003; market price $28.9467), Mr. Wise, 112,500 shares, Mr. Wolf, 37,500 shares, Mr. McDonough, 37,500 shares, Mr. DeMovick, 45,000 shares and Mr. Soistman, 30,000 shares; and for 2002 — (issued May 22, 2002; market price $19.0333), Mr. Wise, 300,000 shares, Mr. Wolf 112,500 shares, Mr. McDonough, 112,500 shares, Mr. DeMovick, 15,000 shares, and Mr. Soistman, 30,000 shares.

As of December 31, 2004, the Named Executive Officers’ aggregate holdings of restricted stock of the Company and the market value of such shares were as follows: Mr. Wise, 375,000 shares valued at $19,905,000, Mr. McDonough, 115,625 shares valued at $6,137,375, Mr. Wolf, 65,625 shares valued at $3,483,375, Mr. DeMovick, 70,625 shares valued at $3,748,775, Mr. Soistman, 55,000 shares valued at $2,919,400. The closing market price at December 31, 2004, was $53.08 per share.

(4)	On June 14, 2004, Messrs. Wolf, McDonough, DeMovick and Soistman received a stock option grant of 1,000,000 shares, 300,000 shares, 40,000 shares and 40,000 shares, respectively, of the Company’s common stock vesting in equal increments over four years at an exercise price equal to the closing market price on the date of grant ($48.69). See the table “Options Grants in 2004” below.

(5)	Represents the payout on September 5, 2003 under the Company’s 2000 Deferred Compensation Plan (the “2000 Executive Retention Plan”) of cash compensation equal to the value of credits to fixed dollar allocation cash and stock equivalent allocation accounts made in 2000, 2001 and 2002, plus investment returns earned over the three-year term. The value of initial credits to the fixed dollar allocation and stock equivalent allocation accounts made by the Compensation Committee in 2002, 2001 and 2000 under the 2000 Executive Retention Plan is as follows: for 2002 — Mr. Wise, $1,100,000 and $249,200 (11,604 shares), Mr. Wolf, $402,500 and $126,726 (5,901 shares), Mr. McDonough, $420,000 and $135,423 (6,306 shares), Mr. DeMovick, $138,000 and $50,961 (2,373 shares), and Mr. Soistman, $101,440 and $40,296 (1,876 shares); for 2001 — Mr. Wise, $680,000 and $189,996 (11,604 shares), Mr. Wolf, $273,595 and $96,619 (5,901 shares), Mr. McDonough, $289,315 and $103,250 (6,306 shares), Mr. DeMovick, $97,444 and $38,854 (2,373 shares), and Mr. Soistman, $88,440 and $30,716 (1,876 shares) and for 2000 — Mr. Wise, $472,500, Mr. Wolf, $240,295, Mr. McDonough $256,764, Mr. DeMovick, $96,637, and Mr. Soistman, $76,383. Such amounts were dependent upon investment returns throughout the three-year term of the 2000 Executive Retention Plan, including the value at the end of the term of the stock equivalent accounts, and were not determinable until the actual payout, which occurred on September 5, 2003.

(6)	Consists of group life insurance premium, Company matching contribution to its Retirement Savings Plan (the 401(k) Plan), and Company matching contribution to its Supplemental Executive Retirement Plan, respectively, as follows: for 2004 — Mr. Wise, $642, $5,850 and $143,519, Mr. Wolf, $642, $8,357 and $73,649, Mr. McDonough, $642, $9,225 and $72,383, Mr. DeMovick, $642, $9,225 and $29,882, and Mr. Soistman, $642, $9,225 and $31,487; for 2003 — Mr. Wise, $642, $6,230, and $285,335, Mr. Wolf, $642, $7,714 and $88,584, Mr. McDonough, $642, $9,000 and $92,575, Mr. DeMovick, $642, $9,000 and $51,259, and Mr. Soistman, $642, $9,000 and $39,255; and for 2002 — Mr. Wise, $582, $5,500 and $100,544, Mr. Wolf, $582, $7,071 and $49,045, Mr. McDonough, $582, $8,250 and $48,841, Mr. DeMovick, $582, $8,250 and $23,468, and Mr. Soistman, $582, $8,250 and $14,682.

(7)	Does not include the value of initial credits to the fixed dollar allocation and stock equivalent allocation accounts made by the Compensation Committee as follows: for July 2004 under the Company’s 2004 Executive Retention Plan — Mr. Wise, $1,677,500 and $838,570 (17,322 shares), Mr. Wolf, $680,000 and $340,000 (7,022 shares), Mr. McDonough, $680,000 and $340,000 (7,022 shares), Mr. DeMovick, $255,000 and $127,500 (2,633 shares), and Mr. Soistman, $218,750 and $109,375 (2,259 shares); for July 2003 under the Company’s 2003 Deferred Compensation Plan (the “2003 Executive Retention Plan”) — Mr. Wise, $1,650,000 and $1,650,002 (55,111 shares), Mr. Wolf, $640,000 and $640,043 (21,378 shares), Mr. McDonough, $640,000 and $640,043 (21,378 shares), Mr. DeMovick, $228,000 and $228,003 (7,615 shares), and Mr. Soistman, $187,500 and $187,540 (6,264 shares). Also, does not include bonus amounts deferred by the Compensation Committee to the accounts of the following Named Executive Officers: for December 2004 deferred to the Company’s 2004 Executive Retention Plan — Mr. Wise, $600,000, Mr. Wolf, $500,000, and Mr. DeMovick, $100,000; for December 2003

deferred to the Company’s 2003 Executive Retention Plan — Mr. Wise, $1,000,000, Mr. McDonough, $500,000, Mr. Wolf, $500,000, and Mr. DeMovick, $200,000. The amounts payable are not determinable until the actual payouts occur at the end of the three-year deferral period in 2006 when the 2003 Executive Retention Plan and the 2004 Executive Retention Plan will terminate. The amounts distributed at that time will depend on investment returns throughout the term of the 2003 Executive Retention Plan and the 2004 Executive Retention Plan, including the value of the stock equivalent accounts at the date of the actual payout in 2006.

      The following table provides information on option grants to the Named Executive Officers during fiscal year 2004. No stock appreciation rights were granted during fiscal year 2004.
Option Grants in 2004

					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options	Exercise		Stock Price Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5%	10%

Dale B. Wolf	1,000,000	37.3%	$48.69	06/14/2014	$30,620,879	$77,599,320
Thomas P. McDonough	300,000	11.2%	$48.69	06/14/2014	$9,186,264	$23,279,796
Harvey C. DeMovick, Jr.	40,000	1.5%	$48.69	06/14/2014	$1,224,835	$3,103,973
Francis S. Soistman, Jr.	40,000	1.5%	$48.69	06/14/2014	$1,224,835	$3,103,973
      The following table provides information as to options exercised in 2004 by the Named Executive Officers and the value of their options at December 31, 2004.
Aggregated Option Exercises in 2004 and
Option Values at December 31, 2004

Number of
			Securities Underlying	Value of In-The-
			Unexercised Options at	Money Options at
			Fiscal Year-End (#)	Fiscal Year-End ($)

	Shares Acquired on		Exercisable (E)/	Exercisable (E)/
Name	Exercise (#)	Value Realized ($)	Unexercisable (U)	Unexercisable (U)

Allen F. Wise	350,000	12,390,312	-0-E	-0-E
			300,000U	8,231,000U
Dale B. Wolf	-0-	-0-	493,009E	22,365,929E
			1,140,625U	7,783,281U
Thomas P. McDonough	-0-	-0-	400,185E	17,878,988E
			440,625U	4,710,281U
Harvey C. DeMovick, Jr.	88,750	3,817,876	80,000E	3,686,400E
			40,000U	175,600U
Francis S. Soistman, Jr.	30,000	1,304,930	59,092E	2,751,143E
			140,000U	1,228,600U
Directors’ Compensation
      The members of the Board receive an annual retainer for service on the Board. On March 3, 2005, the Compensation Committee submitted to the Board recommended changes to the compensation of Outside Directors (defined below) based upon an analysis of director compensation of peer group companies and recognition of increased responsibilities of the Board, the Compensation Committee and the Nominating

Corporate Governance Committee. The Board unanimously approved the proposed increases. Set forth below is a schedule of the former and current fees and benefits paid to the Outside Directors:
Outside Director Compensation

			Current
			Compensation
			(Approved by the
		Former	Board on
Compensation Components	Board or Committee	Compensation	March 3, 2005)

Annual Director Retainer (Paid Quarterly @ $10,000)	All Directors	$40,000	$40,000
Annual Committee Chair Retainer (Paid Annually In Arrears)	Lead Director	$10,000	$10,000
	Chair of Audit Committee	10,000	10,000
	Chair of Comp Committee	2,000	10,000
	Chair of N/CG Committee	-0-	5,000
Attendance at In-Person Meeting	Board	$2,000	$3,000
	Audit Committee	3,000	3,000
	Comp Committee	1,500	3,000
	N/CG Committee	1,500	1,500
Participation in a Telephonic Meeting	Board	$500	$1,000
	Audit Committee	1,000	1,000
	Comp Committee	500	1,000
	N/CG Committee	-0-	500
Reimbursement of Travel Expenses	All Directors	Actual Costs	Actual Costs
Annual Restricted Stock Award	Chairman	3,000 shares	N/A	(1)
	Outside Director	1,500 shares	1,500 shares
New Director Stock Option Grant	New Director	15,000 shares	15,000 shares
Health and Basic Life Insurance Coverage	All Outside Directors (voluntary participation)

(1)	The current Chair of the Board, Allen F. Wise, is not an Outside Director and will not receive this award.
      Only members of the Board who are not officers or employees of the Company, its subsidiaries or affiliates (“Outside Directors”) receive remuneration for their service on the Board or any committee.
      Pursuant to the Company’s 2004 Incentive Plan, each Outside Director receives an award of 1,500 shares of restricted stock, or 3,000 shares of restricted stock in the case of the Chair or Vice Chair, if any, of the Board who is also an Outside Director, on the date of the annual meeting of shareholders. The restrictions on the awards of restricted stock lapse in equal increments over three years. New directors will receive an initial non-qualified stock option grant of 15,000 shares of the Company’s common stock upon joining the Board of Directors. The exercise price of the stock option would be equal to 100% of the fair market value on the date of grant and would vest in equal increments over three years.
      All directors are reimbursed by the Company for out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Additionally, the Company has paid nominal travel expenses for family members of directors in connection with the directors’ attendance at certain business meetings with the Board or senior management.

Employment Contracts, Terminations of Employment and Change-in-Control Arrangements
      Allen F. Wise. On September 22, 2004, Mr. Wise entered into a Transition and Retirement Agreement with the Company, effective January 1, 2005, following the announcement of his intention to retire on August 21, 2007 (the “Retirement Date”). Under the terms of the agreement, Mr. Wise ceased to be Chief Executive Officer of the Company on December 31, 2004, but continues to be employed by the Company as an employee and the non-executive Chairman of the Board. He will assist his successor, Dale B. Wolf, in the transition of the duties of Chief Executive Officer. In his role as Chairman, Mr. Wise will perform those duties reasonably requested of him by the Board or the Company’s new Chief Executive Officer, except that such duties may not conflict with any subsequent business activities that Mr. Wise deems to pursue. Mr. Wise will receive a reduced base salary of $750,000 per year for 2005 and 2006. In addition, he is entitled to continued participation in the 2005 Management Incentive Plan. His incentive will be determined by the Compensation Committee after taking into account the year-end results and Mr. Wise’s contribution to the business, with 50% of the full bonus to be paid in February 2006 and the remaining 50% to be paid into the 2004 Mid-Term Executive Retention Program (the “2004 Executive Retention Plan”), with mutually agreed upon performance goals, for distribution no later than July 1, 2006. Mr. Wise will continue to participate in the 2004 Executive Retention Plan in 2005, with a minimum cash allocation of 55% of his base salary and bonus, plus a 50% allocation in stock credits, consistent with other executive awards. All benefits will fully vest and be paid in cash on July 1, 2006, provided that mutually agreed upon performance goals have been met. From January 1, 2005 to December 31, 2006, Mr. Wise is also entitled to continued participation in the Company’s Supplemental Executive Retirement Plan (“SERP”), which will be paid out following the Retirement Date in accordance with the terms of the SERP, and all employee benefit programs, plans and arrangements, including up to $12,000 for legal, tax and financial planning (“Financial Allowance”), an automobile at a level equal to Mr. Wise’s current automobile (“Automobile Allowance”), an airplane allowance of up to 75 hours of personal use (“Airplane Allowance”), and a tax equalization bonus paid to Mr. Wise such that there is no net cost to him of the Financial Allowance, the Auto Allowance or the Airplane Allowance for any taxes that would be due. From January 1, 2007 to the Retirement Date, Mr. Wise will be entitled to receive the Airplane Allowance plus a tax equalization bonus paid to him such that there is no net cost to him for any taxes that would be due, and receipt of Director’s fees. Mr. Wise’s stock options will continue to vest and will be fully vested on the Retirement Date and shall be exercisable upon retirement in accordance with the terms of the 2004 Incentive Plan. The restrictions on Mr. Wise’s restricted stock awards will continue to lapse and all restrictions will have lapsed on the Retirement Date. During the retirement period he will receive secretarial support for up to 15 hours per week. After the Retirement Date, Mr. Wise will continue to retain his rights to indemnification by the Company or through any insurance purchased by the Company to the maximum extent to which he would have been entitled during his employment. Following the execution of the Agreement, the Company paid Mr. Wise’s legal fees and expenses arising in his representation in the preparation of the Agreement and in advising him of its consequences. Mr. Wise has agreed to continue certain terms of his previous employment agreement as follows: (a) he will not compete with the Company during his employment and thereafter (i) for two years following a Termination Without Cause or Constructive Termination or (ii) for one year following termination after a Change in Control, or (iii) without restriction following voluntary termination; and (b) he will not disclose confidential information. In addition, prior to the Retirement Date, Mr. Wise agreed to non-solicitation and non-disparagement clauses in his Agreement. In the event of Mr. Wise’s death prior to the Retirement Date, the provisions of the Agreement remain in full force and effect and all payments and benefits will be paid to Mr. Wise’s beneficiaries.
      Dale B. Wolf. Mr. Wolf amended his Employment Agreement with the Company effective January 1, 2005, for a three-year term, which will continue thereafter on a year-to-year basis unless terminated as set forth below under Termination of Employment. Under the terms of the agreement, Mr. Wolf receives an annual base salary of not less than $850,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company’s performance based 162(m) plan. In addition, Mr. Wolf is entitled to participate in all employee benefit plans or programs, plans developed for executive officers, and other benefits and perquisites, including four weeks of annual paid vacation, a leased automobile plus all reasonable operating costs on a grossed-up basis, and an airplane allowance of 50 hours for personal use and full reimbursement of the associated income tax liability. In the event of Mr. Wolf ’s death during the term of his employment agreement, all future payments under the Agreement will cease, and Mr. Wolf’s designated beneficiary will be entitled to receive (i) any earned but unpaid salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental and vision insurance premiums for 36 months, (iv) 12 months of additional vesting credit for stock options and restricted stock awards, and (v) the proceeds of life or other insurance or death benefit programs under the Agreement. In the event of his disability, Mr. Wolf will continue to receive his base compensation until he is eligible for long term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. He will also receive (i) a lump sum payment equal to his average bonus for the previous two years, (ii) payment of the cost of medical, dental and vision insurance premiums for 36 months, and (iii) 12 months of additional vesting credit for all stock options and restricted stock awards. During any period of disability, as long as he is physically and mentally able to do so, Mr. Wolf will make himself available to assist the Company.
      Termination of Employment. The Company may terminate the Agreement with or without cause at any time upon 90 days prior written notice. If Mr. Wolf ’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required (i) to pay Mr. Wolf for a period of 24 months, a monthly amount equal to 200% of the sum of his base salary in effect at termination plus his average bonus for the previous two calendar years divided by 24 months, (ii) to pay the cost of medical, dental and vision benefits for 24 months, and (iii) to provide full unrestricted title to the Company leased automobile and (iv) to provide an additional 12 months of vesting credit for his stock options and restricted stock awards. If he is terminated through a Termination Without Cause or a Constructive Termination within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 200% of his combined base salary in effect at termination and average incentive bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) payment of the cost of medical, dental and vision insurance for 36 months, (iii) full unrestricted title to the Company leased automobile, and (iv) full vesting of all stock options and restricted stock grants. Mr. Wolf has agreed not to disclose confidential information. He has also agreed not to compete with the Company during his employment and thereafter (i) for two years following a Termination Without Cause or a Constructive Termination, (ii) for one year following a Change in Control, or (iii) without restriction following voluntary termination or non-renewal of his employment agreement. If Mr. Wolf’s employment is terminated through a Termination With Cause (defined below) or voluntarily, the Company would not be obligated to pay any amounts, except earned but unpaid base salary.
      Thomas P. McDonough. Mr. McDonough amended his Employment Agreement with the Company effective January 1, 2005, for a three-year term, which will continue thereafter on a year-to-year basis unless terminated as set forth below under Termination of Employment. Under the terms of the agreement, Mr. McDonough receives an annual base salary of not less than $850,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company’s performance based 162(m) plan. In addition, Mr. McDonough is eligible for a 2005 and 2006 Special Performance Bonus under the terms of the 2004 Incentive Plan. See “Report of the Compensation Committee, Description of Compensation, Special Performance Incentives,” on page 27 of this Proxy Statement for a description of the bonus arrangements. He is also entitled to participate in all employee benefit plans or programs, plans developed for executive officers, and other benefits and perquisites, including four weeks of annual paid vacation, a discretionary monthly automobile allowance payable on a grossed-up basis, and an airplane allowance of 20 hours of personal use and full reimbursement of the associated additional income tax liability. In the event of Mr. McDonough’s death during the term of his employment agreement, all future payments under the Agreement will cease, and Mr. McDonough’s designated beneficiary will be entitled to receive (i) any earned but unpaid salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental and vision insurance premiums for 24 months, (iv) exercisability of stock options governed under the terms of the applicable plan and agreements, and (v) the proceeds of life or other insurance or death benefit programs applicable under the Agreement. In the event of his disability, Mr. McDonough will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. He will also receive (i) any earned but unpaid salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental, and vision insurance premiums for 24 months, and (iv) 12 months additional vesting credit for all stock options and restricted stock awards. During any period of disability, as long as he is physically and mentally able to do so, Mr. McDonough will make himself available to assist the Company.
      Termination of Employment. The Company may terminate the Agreement with or without cause at any time upon 90 days prior written notice. If Mr. McDonough’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required (i) to pay Mr. McDonough for a period of 12 months, a monthly amount equal to 100% of the sum of his base salary in effect at termination plus his average bonus for the previous two calendar years divided by 12 months, and (ii) payment of the cost of medical, dental and vision benefits until the earlier of the expiration of 12 months or equivalent coverage is available, and (iii) to provide an additional 12 months of vesting credit for his stock options and restricted stock awards. If Mr. McDonough is terminated through a Termination Without Cause or a Constructive Termination within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 200% of his combined base salary in effect at termination and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) payment of the cost of medical, dental and vision insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. McDonough has agreed not to disclose confident information. He has also agreed not to compete with the Company during his employment and thereafter (i) for one year following a Termination Without Cause or Constructive Termination or Change in Control, or (ii) without restriction following voluntary termination or non-renewal of his employment agreement. If Mr. McDonough’s employment is terminated through a Termination With Cause (defined below) or voluntarily, the Company would not be obligated to pay any amounts, except earned but unpaid base salary.
      Harvey C. DeMovick, Jr. Mr. DeMovick amended his Employment Agreement with the Company effective January 1, 2005, for a three-year term, which will continue thereafter on a year-to-year basis unless terminated as set forth below under Termination of Employment. Under the terms of the Agreement, Mr. DeMovick receives an annual base salary of not less than $600,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company’s performance based 162(m) plan in effect on the date of the Agreement. In addition, Mr. DeMovick is entitled to participate in all employee benefit plans, plans developed for executive officers and has other benefits and perquisites, including (i) four weeks of annual paid vacation, and (ii) a discretionary monthly automobile allowance, payable on a grossed-up basis. In the event of Mr. DeMovick’s death during the term of his employment agreement, all future payments under the Agreement will cease, and Mr. DeMovick’s designated beneficiary will be entitled to receive (i) earned but unpaid base salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental and vision insurance premiums for 24 months, (iv) exercisability of stock options governed under the terms of the applicable plan and agreements, and (v) the proceeds of life or other insurance or death benefit programs applicable under the Agreement. In the event of his disability, Mr. DeMovick will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. He will also receive (i) any earned but unpaid salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental, and vision insurance premiums for 24 months, and (iv) 12 months additional vesting credit for all stock options and restricted stock awards. During any period of disability, as long as he is physically and mentally able to do so, Mr. DeMovick will make himself available to assist the Company.
      Termination of Employment. The Company may terminate the Agreement with or without cause at any time upon 90 days prior written notice. If Mr. DeMovick’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required (i) to pay Mr. DeMovick for a period of 12 months, a monthly amount equal to 100% of the sum of his base salary in effect at termination plus his average bonus for the previous two calendar years divided by

12 months, (ii) to pay the cost of medical, dental and vision benefits until the earlier of the expiration of 12 months or equivalent coverage is available, and (iii) to provide an additional 12 months of vesting credit for his stock options and restricted stock awards. If Mr. DeMovick is terminated through a Termination Without Cause or a Constructive Termination within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 150% of his combined base salary in effect at termination and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) payment of the cost of medical, dental and vision insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. DeMovick has agreed not to disclose confidential information. He has also agreed not to compete with the Company during his employment and thereafter (i) for one year following a Termination Without Cause or Constructive Termination or Change in Control, or (ii) without restriction following voluntary termination or non-renewal of his employment agreement. If Mr. DeMovick’s employment is terminated through a Termination With Cause (defined below) or voluntarily, the Company would not be obligated to pay any amounts, except earned but unpaid base salary.
      Francis S. Soistman, Jr. Mr. Soistman amended his Employment Agreement with the Company effective January 1, 2005, for a three-year term, which will continue thereafter on a year-to-year basis unless terminated as set forth below under Termination of Employment. Under the terms of the Agreement, Mr. Soistman receives an annual base salary of not less than $500,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company’s performance based 162(m) plan in effect on the date of the Agreement. In addition, Mr. Soistman is entitled to participate in all employee benefit plans, plans developed for executive officers and has other benefits and perquisites, including (i) four weeks of annual paid vacation, and (ii) a discretionary monthly automobile allowance, payable on a grossed-up basis. In the event of Mr. Soistman’s death during the term of his employment agreement, all future payments under the Agreement will cease, and Mr. Soistman’s designated beneficiary will be entitled to receive (i) earned but unpaid base salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental and vision insurance premiums for 24 months, (iv) exercisability of stock options governed under the terms of the applicable plan and agreements, and (v) the proceeds of life or other insurance or death benefit programs applicable under the Agreement. In the event of his disability, Mr. Soistman will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. He will also receive (i) any earned but unpaid salary, (ii) a lump sum payment equal to his average bonus for the previous two years, (iii) payment of the cost of medical, dental, and vision insurance premiums for 24 months, and (iv) 12 months additional vesting credit for all stock options and restricted stock awards. During any period of disability, as long as he is physically and mentally able to do so, Mr. Soistman will make himself available to assist the Company.
      Termination of Employment. The Company may terminate the Agreement with or without cause at any time upon 90 days prior written notice. If Mr. Soistman’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required (i) to pay Mr. Soistman for a period of 12 months, a monthly amount equal to 100% of the sum of his base salary in effect at termination plus his average bonus for the previous two calendar years divided by 12 months, (ii) to pay the cost of medical, dental and vision benefits until the earlier of the expiration of 12 months or equivalent coverage is available, and (iii) to provide an additional 12 months of vesting credit for his stock options and restricted stock awards. If Mr. Soistman is terminated through a Termination Without Cause or a Constructive Termination within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 150% of his combined base salary in effect at termination and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) payment of the cost of medical, dental and vision insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. Soistman has agreed not to disclose confidential information. He has also agreed not to compete with the Company during his employment and thereafter (i) for one year following a Termination Without Cause or Constructive Termination or Change in Control, or (ii) without restriction following voluntary termination or non-renewal of his employment agreement. If Mr. Soistman’s employment is terminated through a Termina-

tion With Cause (defined below) or voluntarily, the Company would not be obligated to pay any amounts, except earned but unpaid base salary.

Definitions. For purposes of the agreements described above:

(1) A “Change in Control” shall occur if at any time, substantially all of the assets of the Company are sold or transferred by sale, merger or otherwise, to an entity which is not a direct or indirect subsidiary of the Company, or if any “person” (as such term is used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then existing outstanding securities of the Company.

(2) “Constructive Termination” means termination by the executive which follows (i) a reassignment of duties, responsibilities, title, or reporting relationships (including being required to report to anyone other than the ultimate controlling entity’s board of directors after a Change in Control) that are not at least the equivalent of his then current position as set forth in his employment agreement or a material reduction in the compensation and benefits provided therein, or (ii) the intentional or material breach by the Company of his employment agreement, or (iii) the continuous and material involvement of the Board in the management of the Company, on a level not warranted by exceptional circumstances, that is clearly greater than that previously exercised by the Board, or (iv) a reassignment, after a Change of Control, to a geographic location more than fifty miles from Bethesda, Maryland. The executive shall have a period of 90 days after termination of his employment to assert against the Company that he suffered a Constructive Termination, and after the expiration of such 90 day period, the executive shall be deemed to have irrevocably waived the right to such assertion.[1]

(3) “Termination With Cause” means termination by the Company, acting in good faith, by written notice to the executive specifying the event relied upon for such termination, due to; (i) the executive’s indictment or conviction of a felony, (ii) the executive’s intentional perpetration of a fraud, theft, embezzlement or other acts of dishonesty, (iii) the executive’s intentional breach of a trust or fiduciary duty which materially adversely affects the Company or its shareholders.

(4) “Termination Without Cause” means termination by the Company other than due to the executive’s death or disability or Termination With Cause.
      Executive Retention Plans. As of July 1, 2003, the Company established the 2003 Deferred Compensation Plan (the “2003 Executive Retention Plan”), originally a three-year deferred compensation plan designed to promote the retention of key senior management and to recognize their strategic importance to the Company. Effective May 6, 2004, the Company established a 2004 Mid-Term Executive Retention Program (the “2004 Executive Retention Plan”), a two-year deferred compensation program for a select group of the Company’s key management and highly compensated employees and their beneficiaries to be administered under the terms of the 2004 Incentive Plan. Contributions under the 2003 Executive Retention Plan ceased and were continued under the 2004 Executive Retention Plan. The terms of the 2004 Executive Retention Plan were identical to the terms of the 2003 Executive Retention Plan, except that the 2004 Executive Retention Plan defined additional performance criteria that must be met in order to receive a payout. Under the terms of the 2004 Executive Retention Plan, the Company will make an annual fixed dollar allocation to the 2004 Executive Retention Plan for each participant. The fixed dollar allocation for the Chief Executive Officer of the Company is determined by the Compensation Committee of the Board of Directors for each plan year. The maximum fixed dollar allocation for the Chief Operating Officer, the Chief Financial Officer and the Senior Vice President, Customer Service Operations and Chief Information Officer, of the Company was 40% of compensation (salary plus bonus) for each plan year. The maximum fixed dollar allocation for the remaining participants is 25% of compensation for each plan year. In addition, although not guaranteed, all participants were eligible to receive a credit to a stock equivalent allocation account calculated as a percentage of each participant’s fixed dollar allocation conditioned on Company and individual performance. The credits

     1 The parenthetical in (2)(i) and all of (2)(iii) above are included only in Mr. Wolf’s employment agreement.

in the stock equivalent allocation account increase and decrease in accordance with the price of the Company’s common stock. Amounts in the fixed dollar allocation and stock equivalent allocation accounts are forfeited if the executive resigns or is terminated for cause prior to June 30, 2006. If the performance criteria has been met, all fixed dollar allocation and stock equivalent allocation credits will vest and be paid in cash after June 30, 2006, except in the event of an earlier change-of-control (as defined below) in which case all participants’ accounts will vest in full, or in the event of a participant’s death or involuntary discharge not-for-cause in which case such participant’s accounts will vest on the date of death or discharge. The 2004 Executive Retention Plan is a non-qualified, unfunded and unsecured deferred compensation plan. Amounts payable under the 2004 Executive Retention Plan are not determinable until the actual payout occurs in 2006, and, therefore, will be reported in the Executive Compensation table in the year paid. The 2004 Executive Retention Plan may be amended at any time so long as participants’ are not adversely affected with respect to previous amounts credited to their accounts. Any allocations made under the 2004 Executive Retention Plan are made subject to performance conditions under the provisions of Section 8 and (if made to “Covered Officers”) Section 9 of the 2004 Incentive Plan. See “Executive Compensation, Summary Compensation Table” on page 14 of this Proxy Statement for information on the awards granted to the Named Executive Officers.
      “Change of Control” under the 2003 Executive Retention Plan, the 2004 Executive Retention Plan, and the 2004 Incentive Plan means:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business or other than transactions which are approved by a majority of the Board of Directors of the Company); or

(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transactions are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Equity Compensation Plan Information
      The following table summarizes information about the options, restricted stock awards, rights and other equity compensation under the Company’s equity plans as of December 31, 2004.

					(c) Number of securities
					remaining available for future
					issuance under equity
	(a) Number of securities to				compensation plans
	be issued upon exercise of		(b) Weighted-average exercise		(excluding
	outstanding options,		price of outstanding options,		securities reflected in
Plan Category	and other rights		and other rights		column (a))

Equity compensation plans approved by security holders(1)(2)	6,556,835	(3)	$29.11	(3)	6,021,611
Equity compensation plans not approved by security holders(4)(5)	-0-		$-0-		115,522

Total	6,556,835				6,137,133

(1)	Includes options to purchase common stock of the Company under the Coventry Share Plan, an employee stock purchase plan.

(2)	Includes options, restricted stock awards, or other rights under the Company’s 2004 Incentive Plan (the “2004 Plan”), which was approved by the shareholders of Coventry Health Care, Inc. on June 3, 2004.

(3)	Only includes outstanding stock options granted under the 2004 Plan. Restricted stock awards were issued on the date of grant and are not included. The number of shares and weighted average exercise price under the Coventry Share Plan cannot be determined until the end of an offering period and are not included.

(4)	Includes shares under the Company’s Supplemental Executive Retirement Plan. See below for a description of the material features of this plan.

(5)	Excludes credits to stock equivalent accounts under the Company’s 2003 Deferred Compensation Plan and 2004 Mid-Term Executive Retention Program. No shares are reserved under the plan for the future because all amounts are payable in cash. No shares have been purchased or set aside under these plans and participants do not have any rights of shareholders with respect to balances in the stock accounts in this plan. See “Employment Contracts, Terminations of Employment and Change-in-Control Arrangements, Executive Retention Plans,” and “Report of the Compensation Committee, Description of Compensation Programs, Long-Term Incentives” on pages 22 and 28, respectively, of this Proxy Statement.
Description of Equity Compensation Plans Not Approved by Security Holders
      The material features of the equity compensation plan not approved by security holders of the Company are as follows:
      Supplemental Executive Retirement Plan (the “SERP”). The SERP is a non-qualified deferred compensation arrangement under the federal tax laws. The SERP allows highly compensated senior management individuals designated by the Compensation Committee to defer additional compensation beyond what they defer under the Coventry Health Care, Inc. Retirement Savings Plan (the “401(k) Plan”) and to receive employer matching contributions. Participants may contribute up to 15% of their base salary, plus up to 100% of their bonus. Aggregate employer matching contributions to the SERP and the 401(k) Plan may not exceed 4.5% of a participant’s compensation and vest in equal increments over two years. In order to receive a matching contribution, participants must contribute the maximum amount permitted under law in the 401(k) Plan, without regard to “catch-up” contributions.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 32 shall not be incorporated by reference into any such filings.
REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee (the “Committee”) is composed exclusively of independent directors elected by the Board of Directors. The Committee’s general responsibilities include (1) overseeing the overall compensation strategies and policies of the Company, (2) approving and evaluating the compensation of directors (subject to Board approval) and officers, (3) surveying executive compensation paid by comparable companies, (4) performing annual reviews and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, (5) evaluating each executive officer’s performance in light of the corporate goals and objectives, (6) authorizing equity awards and other compensation and (7) evaluating the Company’s incentive compensation programs. The Committee’s charter reflects these responsibilities and is reviewed annually and revised as appropriate. The Committee meets at regularly scheduled times during the year and at specially scheduled times or by written consent as may be required. The Committee Chairman reports the actions and recommendations of the Committee to the Board of Directors. The Company’s Human Resources Department supports the Committee in its work. In addition, the Committee has the authority to engage the services of external advisors and compensation consultants to facilitate the performance of the Committee functions. The Committee has from time to time engaged outside consultants to assist it with its review of various compensation issues for directors and executive officers. These consultants are engaged by, and report directly to, the Committee. The Committee members evaluate their performance annually and their assessment is reported to the Board. The Committee’s executive compensation philosophy and practices for the fiscal year ended December 31, 2004 is set forth below.
Compensation Philosophy
      The Company’s compensation philosophy embodies guiding principles for its compensation program design and for compensation decisions pertaining to the Company’s executive officers with the following three primary objectives:

1. To provide incentives for delivery of value to the Company’s shareholders;

2. To establish a clear connection between individual executive performance and compensation; and

3. To provide a system of rewards that is strongly biased toward motivating executives and, at the same time, is competitive with industry standards, thereby assuring the Company attracts and retains top talent.
      The guiding principles supporting this compensation philosophy include aligning pay with a business strategy that reinforces achievement of the Company’s operational and service goals, paying for behaviors and results associated with business success and Company values, and communicating to employees the linkage between their performance and total rewards in order to build an ownership culture. The Company considers all forms of pay, benefits, recognition and cash incentives that make up a total rewards approach to compensation. In determining the total rewards, the Company will also consider the necessities of attracting and retaining talented executives in the face of a highly competitive market place, the need to recognize individual performance in a variety of circumstances, the budget established for the Company and accountability to shareholders.
      To fulfill these primary objectives, the Committee implemented the 2004 executive compensation program that provided a mix of cash and equity-based rewards for the achievement of business plan results and other strategic objectives, the creation of shareholder value and exceptional individual performance. Incentive, or variable, compensation awards vary with the level of performance achieved. The executive compensation program includes high threshold levels for performance and reflects the Committee’s pay-for-performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both company and individual performance. The Committee believes this program aligns the short- and long-term interests of the Company’s executives with its shareholders and encourages the executives to act as equity owners. Achievement of short-term objectives is rewarded through base salary and annual cash performance incentives. Achievement of long-term objectives and executive retention are rewarded through performance-based equity incentive grants and awards and deferred compensation arrangements. Equity ownership is emphasized through stock ownership guidelines established by the Committee to encourage the executives to act as equity owners. The Committee believes this mix reflects industry-wide practices.
      The Committee and its counselors used multiple sources of information for evaluating and establishing appropriate compensation levels. The Committee relied on health care industry data in constructing the peer group of companies. This peer group consisted of publicly traded managed health care companies operating nationwide that had similar operations and were of comparable size to the Company. These companies are included in the Custom Peer Group Index used in the Performance Graph on page 31 of this Proxy Statement. Consistent with these objectives, the Company sought to position the compensation of its executives at competitive levels with the peer group.
Description of Compensation Programs
      The following briefly describes the role of each element of compensation.

Base Salary
      Base salary serves primarily as an attraction and retention device. The Committee reviews the history of and proposals for the compensation of each executive. In accordance with the Committee’s pay-for-performance philosophy, executives’ base salaries are established at levels the Committee believes are competitive with the average base salaries of executives at peer group companies in the health care industry. Individual executive salary increases also reflect the individual’s level of performance and current position within designated salary ranges, as well as industry trends. As a result, a large part of each executive’s potential total cash compensation is variable and dependent upon the Company’s performance.

Annual Performance Incentive
      The purpose of the Company’s annual incentive plan is to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to shareholders and maximize the Company’s profitability. Annual incentive awards are granted on the basis of corporate and individual performance, with a greater emphasis on corporate financial performance over individual achievements. Awards are based on the achievement of budgeted plan contribution, revenue by operating units and the attainment of critical success factors developed by key executives.
      Annual performance incentives are tied to the Company’s overall performance and include the Company’s financial results, each health plan’s financial results and team and individual achievements. The performance of each health plan is based on the achievement of its plan contribution and revenue growth goals as set forth in the 2004 budget. The two key goals are weighted as follows: plan contribution, 75%; revenue growth, 25%. Each health plan’s incentive pool is funded based on the achievement of its plan contribution and revenue growth goals and is modified based on the achievement of the Company’s earnings per share (“EPS”) goal set by the Committee at the beginning of each year. In addition, management sets certain financial and operational objectives for each business unit and health plan that are designed to promote key company initiatives. The performance of the Company at the corporate level is based on achievement of EPS targeted goals.
      Incentive award payments for 2004 were based on performance levels pre-established by the Committee. Each of the Company’s health plans must meet at least 86% of their targeted achievement goal in order to be eligible for funding their incentive pool. Funding of the pool for achievement of 86% to 99% of their goal is in the discretion of the Chief Executive Officer. Funding of the pool for achievement of 100% of the targeted goal is 100%. Funding of the pool for achievement of 110% and each 10% increment thereafter is 120%, 130%, 140%, 145% with a maximum incentive pool funding of 150%. Once each health plan’s incentive pool is calculated, it is modified by the percentage of achievement of the Company’s EPS goal. For example, if the level of achievement of the EPS goal is less than 90%, there is no bonus. If the level of achievement of the EPS goal is 90%, the modifier is .50 and continues to increase incrementally as the level of EPS Goal Achievement is met or exceeded, up to a maximum modifier of 1.50. Each eligible employee then has a target incentive opportunity to receive a payout ranging from 10% of base pay up to 50% of base pay, with exceptions being made on a case-by-case basis with approval from the Company’s Chief Executive Officer. The corporate incentive pool is similarly funded based on the achievement of the Company’s EPS goal up to a maximum of 150% of base pay.
      For fiscal year 2004, the Company’s performance exceeded target by 20%. In fiscal year 2003, the Company’s performance exceeded target by 60%. As a result, the incentive compensation payouts for 2004 were decreased from those of 2003. All of the Company’s executive officers received their annual incentive compensation in the form of cash.
      At the beginning of 2005, the Committee determined performance goals and target awards for executive management under a 2005 Executive Management Incentive Program (the “2005 EMIP”) and for other key management under a 2005 Management Incentive Program (the “2005 MIP”). Target Awards under both plans are a percentage of base salary. Under the 2005 MIP, awards range from 10% to 50% for managers, vice presidents, senior vice presidents and coaches. Under the 2005 EMIP, awards may be greater or less than 100%, as determined by the Committee, for the chief executive officer and any other executive officer designated by the Committee. The Compensation Committee has identified 16 members of executive management who are eligible for participation under the 2005 EMIP, which is governed by the 2004 Incentive Plan. The programs are designed to provide annual cash bonuses, or, in the case of the 2005 EMIP, cash and/or equity awards, to the Company’s senior executives and key management personnel based upon the Company’s performance and the individual’s performance. For 2005, the Company’s performance goal is based on the attainment of fully diluted earnings per share as established in the Company’s 2005 budget. The maximum award to any participant under the 2005 EMIP is 1% of 2005 operating earnings. The maximum award to any participant under the 2005 MIP is 200% of their individual target incentive. If the performance target is exceeded, the Committee may grant awards up to such maximums, based upon such factors as individual performance, the degree to which the performance goal is exceeded, and such other factors as the Committee shall determine in its discretion.

Special Performance Incentives
      The Committee established a Special Incentive Plan to reward two executive officers, Thomas P. McDonough and James E. McGarry, for attainment of pre-established financial goals on the first year’s performance of First Health Group Corp. (“First Health”), which was acquired by the Company on January 28, 2005. The plan year is January 1 through December 31, 2005. The Plan awards are based on the achievement of 2005 budgeted earnings before interest, depreciation, taxes and amortization (“Budgeted EBIDTA”) for First Health in 2005. The two participants will receive no payout if the threshold is not met. If the threshold is met, a cash award payment of $500,000 and $200,000, respectively, will be deposited into the participants’ 2004 accounts under the 2004 Executive Retention Plan (see below). If the threshold is exceeded by 8.75%, a cash award payment of $2,000,000 and $800,000, respectively, will be deposited in the participants’ 2004 accounts under the 2004 Executive Retention Plan. Awards for results achieved between threshold and 8.75% over threshold will be calculated based on straight-line interpolation. The Special Incentive Plan is governed by the terms and conditions of the 2004 Incentive Plan (see below).
      In addition, the Committee established a Special Incentive Plan for the President of the Company, Mr. McDonough, who is eligible to receive a special incentive bonus based on the achievement of a year-over-year increase in revenue for the Company and the achievement of pre-established performance goals measured over an 18-month period. The potential maximum payout of the special incentive bonus is two times Mr. McDonough’s annual base salary.

Long-Term Incentives
      At the 2004 Annual Meeting of Shareholders, the shareholders approved the 2004 Incentive Plan (the “2004 Plan”). The 2004 Plan is an umbrella plan integral to the Company’s compensation strategies. It has been designed to provide the flexibility and incentives required to attract highly qualified management personnel in a competitive marketplace, to motivate and retain key employees, and to meet the requirements of Section 162(m) of the Internal Revenue Code for “performance-based” compensation. Under the 2004 Plan, the Committee has the authority to grant stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards, as well as incentives payable in cash to key employees, consultants and directors of the Company and its subsidiaries and affiliates, except that the power to grant and establish the terms and conditions of awards to outside directors is reserved to the Board of Directors. All decisions made by the Committee pursuant to the 2004 Plan are made in the Committee’s sole discretion, which is final and binding on all persons.
      For fiscal year 2004, each of the Company’s Named Executive Officers received restricted stock awards, stock option grants or a mix of both under the 2004 Plan. The Committee issued the awards and options with a restriction period of three to four years during which the executive is not permitted to exercise, sell, transfer, pledge or assign the shares subject to the restriction. The restriction period lapses or expires in annual installments. See “Executive Compensation, Summary Compensation Table” on page 14 of this Proxy Statement for information on the awards granted to the Named Executive Officers.
      As of July 1, 2003, the Company established the 2003 Deferred Compensation Plan (the “2003 Executive Retention Plan”), originally a three-year deferred compensation plan designed to promote the retention of key senior management and to recognize their strategic importance to the Company. Effective May 6, 2004, the Company established a 2004 Mid-Term Executive Retention Program (the “2004 Executive Retention Plan”), a two-year deferred compensation program for a select group of the Company’s key management and highly compensated employees and their beneficiaries to be administered under the terms of the 2004 Incentive Plan. Contributions under the 2003 Executive Retention Plan ceased and were continued under the 2004 Executive Retention Plan. The terms of the 2004 Executive Retention Plan were identical to the terms of the 2003 Executive Retention Plan, except that the 2004 Executive Retention Plan defined additional performance criteria that must be met in order to receive a payout. Under the terms of the 2004 Executive Retention Plan, the Company will make an annual fixed dollar allocation to the 2004 Executive Retention Plan for each participant. The Compensation Committee of the Board of Directors determines the fixed dollar allocation for the Chief Executive Officer of the Company for each plan year. The maximum fixed dollar allocation for the Chief Operating Officer, the Chief Financial Officer and the Senior Vice President, Customer Service Operations and Chief Information Officer, of the Company was 40% of compensation (salary plus bonus) for each plan year. The maximum fixed dollar allocation for the remaining participants is 25% of compensation for each plan year. In addition, although not guaranteed, all participants were eligible to receive a credit to a stock equivalent allocation account calculated as a percentage of each participant’s fixed dollar allocation conditioned on Company and individual performance. The credits in the stock equivalent allocation account increase and decrease in accordance with the price of the Company’s common stock. Amounts in the fixed dollar allocation and stock equivalent allocation accounts are forfeited if the executive resigns or is terminated for cause prior to June 30, 2006. If the performance criteria has been met, all fixed dollar allocation and stock equivalent allocation credits will vest and be paid in cash after June 30, 2006, except in the event of an earlier change-of-control (as defined below) in which case all participants’ accounts will vest in full, or in the event of a participant’s death or involuntary discharge not-for-cause in which case such participant’s accounts will vest on the date of death or discharge. The 2004 Executive Retention Plan is a non-qualified, unfunded and unsecured deferred compensation plan. Amounts payable under the 2004 Executive Retention Plan are not determinable until the actual payout occurs in 2006, and, therefore, will be reported in the Executive Compensation table in the year paid. The 2004 Executive Retention Plan may be amended at any time so long as participants’ are not adversely affected with respect to previous amounts credited to their accounts. Awards made under the 2004 Executive Retention Plan for 2004 and 2005, if any, were or will be made subject to performance conditions under the provisions of Section 8 and (if made to “Covered Officers”) Section 9 of the 2004 Incentive Plan. See “Executive Compensation, Summary

Compensation Table” on page 14 of this Proxy Statement for information on the awards granted to the Named Executive Officers.
      To provide additional security and stability to its executives and to encourage them to identify with the long-term goals of the Company, the Company entered into employment agreements with certain of its executive officers. The contracts generally provide for an initial term of one to three years, which are automatically renewable on a year-to-year basis thereafter (unless notice is otherwise given), severance in the event of termination of employment not for cause or due to a change in control, and an agreement not to compete with the Company during the term of employment and for a period thereafter. See “Employment Contracts, Terminations of Employment and Change-in-Control Arrangements” on page 18 of this Proxy Statement for a description of the employment agreements for the Named Executive Officers.

Compensation Administration
      The Committee has followed an annual review process in administering each of the three components of executive compensation. Moreover, the Committee has used and may continue to use independent outside consultants in order to assure that it has the best possible information and an objective approach to the administration of compensation programs.
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid in any fiscal year to the Company’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain specific and detailed requirements are met. The Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee’s control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The Committee will monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.
Succession Planning
      The transition of the President and Chief Executive Officer positions held by Allen F. Wise to his successors, Dale B. Wolf, as Chief Executive Officer, and Thomas P. McDonough as President of the Company, was executed seamlessly. Mr. Wise’s successors were evaluated by the Committee and the Board through a series of succession planning meetings occurring over the course of more than a year. The Committee and the Board engage in ongoing succession planning meetings on an annual basis at the executive management level.
Chief Executive Officer Compensation
      Allen F. Wise. In considering the 2004 compensation for Allen F. Wise, the Committee reviewed the improvement in the Company’s performance during Mr. Wise’s eight-year tenure, and the concomitant increase in the Company’s stock price. Mr. Wise was hired as the Company’s President and Chief Executive Officer on October 6, 1996. In that year, the Company experienced a loss of $61 million or $1.24 per share, and its tangible net worth declined to negative $18 million.
      For the year ended December 31, 1997 (the first full year for which Mr. Wise served as Chief Executive Officer), the Company’s net earnings were approximately $12 million or $.23 per share, fully diluted. Three years later, for the year ended December 31, 2000, the Company’s net earnings had increased to $61 million ($.62 per share, fully diluted, a 170% increase over 1997 earnings per share). For the year ended December 31, 2004, the Company’s net earnings were approximately $337 million ($3.72 per share fully diluted, a 500% increase over 2000 earnings per share, fully diluted, and a 1,517% increase over 1997 earnings per share, fully diluted).
      In the week that Mr. Wise became the Chief Executive Officer, the average price of the Company’s Common Stock was $6.92 per share and on December 31, 1996, the closing price was $6.18 per share. At December 31, 2000, the closing price per share was $17.79 (188% above the market price at December 31, 1996). At December 31, 2004, the closing price per share of the Company’s Common Stock was $53.08 (759% above the price at December 31, 1996). Additional shareholder return information compared with the Standard & Poors 500 and other managed care companies is set forth in the Performance Graph at page 31 below.
      Consistent with the compensation philosophy stated above, the Committee based the total compensation of Mr. Wise as the Company’s Chief Executive Officer, on the overall performance of the Company and on relative levels of compensation for chief executive officers in the health care industry.
      In determining Mr. Wise’s compensation for 2004, the Committee also considered the Company’s consistent improved performance over the preceding year and prior years, the Company’s balanced progress in all areas and the accomplishment of established goals. Specifically, the Committee recognized the Company’s successful track record under Mr. Wise’s leadership, including continued revenue growth and controlled medical and administrative expenses, resulting in increased earnings. Based on these achievements, the prevailing marketplace, competitive levels of compensation of other CEOs at comparable companies and other factors, the Committee made the determination for 2004 that Mr. Wise should receive the compensation set forth below.
      Mr. Wise’s base salary for 2004 was set at $950,000. Effective June 14, 2004 and June 23, 2004 and in connection with the Committee’s succession and transition discussions with Mr. Wise, the Committee granted Mr. Wise restricted stock awards totaling 200,000 shares of common stock with three-year restriction periods. The restriction periods lapse in equal annual installments. Also, the Committee authorized a cash allocation of 55% of compensation to the 2004 Executive Retention Plan for Mr. Wise in July 2004(a fixed dollar allocation of $1,677,500 and a stock equivalent account allocation of $838,570 (17,322 shares).
      Under the terms of Mr. Wise’s former employment agreement, Mr. Wise was eligible to receive an annual incentive bonus in an amount up to 200% of his base compensation, or such greater amount as may be determined in the sole discretion of the Committee, based on performance factors determined annually by the Committee, including achievement of budget and operational and other factors determined by the Committee in its discretion. Because of the outstanding performance of the Company in 2004, operational improvements and better than budgeted earnings, the Compensation Committee determined that Mr. Wise’s performance had exceeded the budget and performance criteria set forth at the beginning of the year. In light of these achievements, the Committee in December 2004 awarded Mr. Wise an incentive bonus for 2004 in the total amount of $2,600,000 (273% of his base compensation in 2004), $600,000 of which was deferred by the Committee to the 2004 Executive Retention Plan.
      In October 2004, Mr. Wise announced his intention to retire on August 21, 2007. He entered into a Transition and Retirement Agreement with the Company whereby, effective January 1, 2005, he resigned all positions with the Company except the position of non-executive Chairman of the Company and he continues to remain a member of the Board of Directors. In negotiating the terms of the Agreement, the Committee considered Mr. Wise’s years of valuable service with the Company, his industry knowledge and expertise, and the benefit to the Company to have Mr. Wise available for transition and consultation and to secure covenants from Mr. Wise against competition, solicitation of employees and disclosure of confidential information. Please see “Employment Contracts, Terminations of Employment and Change-in-Control Arrangements” on page 18 of this Proxy Statement for a description of Mr. Wise’s Transition and Retirement Agreement.
      Dale B. Wolf. Effective January 1, 2005, the Company entered into an employment agreement with Mr. Wolf as the new Chief Executive Officer and successor to Mr. Wise. The Committee considered the terms of the agreement and analyzed the cost to the Company of the various components of the agreement, including the range of possible outcomes for the variable, incentive-based portions of the agreement. The

Committee finalized the terms of the employment agreement and set Mr. Wolf’s base compensation at $850,000 for 2005. Please see “Employment Contracts, Terminations of Employment and Change-in-Control Arrangements” on page 18 of this Proxy Statement for a description of Mr. Wolf’s Employment Agreement. In June 2004 and in connection with the Committee’s succession deliberations, the Committee granted Mr. Wolf a stock option for 1,000,000 shares of the Company’s common stock, vesting in equal increments over four years, as a performance-based stock incentive to retain and incent Mr. Wolf to continue the success of the Company and in anticipation of Mr. Wolf’s becoming the Chief Executive Officer. Please see “Executive Compensation, Option Grants in 2004” on page 16 of this Proxy Statement for information on Mr. Wolf’s stock option grant in 2004.

COVENTRY HEALTH CARE
COMPENSATION COMMITTEE

L. Dale Crandall (Chair)
Rodman W. Moorhead, III
Timothy T. Weglicki

PERFORMANCE GRAPH
      The following graph compares the cumulative total shareholder return on the Company’s common stock for the five years ending December 31, 2004 with the cumulative total return of the Standard & Poor’s 500 Index and a Custom Peer Group Index compiled by Zach’s Investment Research, Inc., assuming an investment of $100 on December 31, 1999. The following companies are included in the Custom Peer Group Index (and the returns of each company have been weighted according to its relative stock market capitalization at the beginning of each period for which a return is indicated): Aetna Inc., CIGNA Corporation, Health Net, Inc., Humana Inc., PacifiCare Health Systems, Inc., Sierra Health Services, Inc., UnitedHealth Group Incorporated, WellChoice, Inc. and Wellpoint Health Networks, Inc. Anthem, Inc. and Oxford Health Plans, Inc. were acquired in 2004 and are not included in the Peer Group.
TOTAL SHAREHOLDER RETURNS

	Dec. 99	Dec. 00	Dec. 01	Dec. 02	Dec. 03	Dec. 04

Coventry Health Care	100.00	395.38	295.59	430.08	955.50	1,179.50
S&P 500 Index	100.00	90.90	80.10	62.39	80.29	89.02
Peer Group	100.00	156.69	142.02	141.99	204.15	311.02
Peer Group + Coventry Health Care	100.00	159.20	143.55	145.16	212.22	320.39

NOTE:	THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

Compensation Committee Interlocks and Insider Participation
      During the year ended December 31, 2004, the Compensation Committee was comprised of L. Dale Crandall, Chair (November 4, 2005 to date), John H. Austin, M.D., former Chair (January 1, 2004 to November 4, 2004), Rodman W. Moorhead, III, Timothy T. Weglicki, none of whom had at any time been an officer or employee of the Company or any of its subsidiaries. During 2004, none of the Company’s executive officers served as a member of the Board of Directors or Compensation Committee (or other Committee serving an equivalent function) of any entity that had one or more of such entity’s executive officers serving as a member of the Company’s Compensation Committee.
Certain Relationships and Related Transactions
      Brian J. Wise. Brian J. Wise is the son of Allen F. Wise, a Director and Chair of the Board, and the retired President and Chief Executive Officer of the Company. The Company employs Mr. Wise’s son as an attorney in the legal department. He was paid an aggregate base salary and bonus of $167,346.37 for his services during 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers, directors and shareholders owning ten percent or more of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with a copy. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 2004 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except for Mr. Thomas A. Davis who filed one late Form 4 report for one transaction.
PROPOSAL TWO
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
      Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder and the Company’s Amended Audit Committee Charter, as amended, which is attached as Appendix A, the Audit Committee has the sole responsibility and authority to appoint the Company’s independent auditors. The Audit Committee, comprised of independent members of the Board of Directors, has appointed Ernst & Young LLP, certified public accountants, to be the independent auditors of the Company for the fiscal year ending December 31, 2005 and requests shareholder ratification of this action. In taking this action, the Audit Committee considered the qualifications of Ernst & Young LLP and other independent auditors, the past performance of Ernst & Young LLP since its retention in 2002, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards. A representative of Ernst & Young LLP is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions.
      If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment.
      THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THIS PROPOSAL.
FEES PAID TO INDEPENDENT AUDITORS
      Fees for all services provided by Ernst & Young LLP for 2003 and 2004, respectively, are set forth below (rounded to the nearest thousand). The Company has paid all fees.

Audit Fees
      Audit fees billed for the fiscal years 2003 and 2004 audits and the review of Forms 10-Q aggregated $2,267,000 and $3,996,000, respectively.
Audit-Related Fees
      Audit-related fees billed for the fiscal years 2003 and 2004 for assurance and related services aggregated $246,000 and $351,000, respectively. The services for 2003 and 2004 principally included retirement plan audits and due diligence related to acquisitions.
Tax Fees
      Tax fees billed for the fiscal years 2003 and 2004 for tax compliance, tax advice and tax research aggregated $113,000 and $111,000, respectively.
All Other Fees
      Fees billed for all other services rendered for fiscal year 2003 aggregated $100,200 for HEDIS audits, and for fiscal year 2004 aggregated $6,000 for access to the Ernst & Young LLP online research software.
Procedures for Pre-approval of Independent Auditor Services
      The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors, Ernst & Young LLP. The Audit Committee annually reviews and considers a written proposal from the independent auditors setting forth the scope of services to be provided, including whether the services are for audit and audit related services, tax services or other services that are permissible and other required communications. If permitted by applicable law and appropriate, the Audit Committee will approve the services. The Audit Committee has pre-approved certain permitted services to be performed by Ernst & Young LLP if required during the year. These permitted services would include only audit, audit related or tax compliance and research services. The Audit Committee and the Company believe these services are consistent with Ernst & Young LLP’s role as independent auditor and tax adviser. Thereafter, the Audit Committee will, as necessary, consider and, if permitted by applicable law and appropriate, approve the provision of additional audit and/or non-audit services not previously approved. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case-basis, proposed services that are clearly permitted by law. None of the engagements approved by the Audit Committee during 2004 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission. The Audit Committee approved all services described above. Ernst & Young LLP’s work on the Company’s financial statements was performed 100% by its full time, permanent employees.
REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations and the Company’s established Compliance and Ethics Program. The Audit Committee is composed of independent directors, as defined under the listing standards of the New York Stock Exchange (“NYSE”), and acts under a written charter first adopted and approved by the Board of Directors in February 1993, and amended in March 2000, February 2001, February 2003, February 2004

and November 2004 in compliance with the Sarbanes-Oxley Act of 2002 and other new regulations adopted by the Securities and Exchange Commission and the NYSE.
Audit Committee Disclosures
      With respect to the fiscal year ended December 31, 2004, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with its independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

COVENTRY HEALTH CARE
AUDIT COMMITTEE
Lawrence N. Kugelman, Chair
L. Dale Crandall
Elizabeth E. Tallett
SHAREHOLDER PROPOSALS
      The Company’s bylaws, as amended, provide that the annual meeting of shareholders is to be held on the third Thursday in May, unless the Chair of the Board designates a different date. The 2006 annual meeting of shareholders is expected to be held on May 18, 2006. Eligible shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2006 may do so by following the procedures prescribed in the Company’s Bylaws and Rule 14a-8 enacted by the Securities and Exchange Commission. In order to be considered for inclusion in the Company’s proxy materials for the 2006 annual meeting of shareholders, shareholder proposals must be received by the Company at 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817-1850, addressed to the Secretary of the Company, not later than December 20, 2005.
COST OF ANNUAL MEETING AND PROXY SOLICITATION
      The Company pays the costs of soliciting your vote, including the costs of preparing, assembling and mailing this Proxy Statement, the 2004 Annual Report and proxy card. Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies. The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for such record holders to supply the materials to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

OTHER MATTERS
      The Board of Directors of the Company does not know of any other matters that may come before the 2005 Annual Meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2005 Annual Meeting.
      A list of shareholders of record entitled to be present and vote at the 2005 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by shareholders during regular business hours from May 5, 2005 to the date of the 2005 Annual Meeting. The list will also be available during the 2005 Annual Meeting for inspection by shareholders who are present.
      YOUR REPRESENTATION AT THE 2005 ANNUAL MEETING IS IMPORTANT. PLEASE VOTE IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SIGNING OF THE PROXY WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

By Order of the Board of Directors,

DALE B. WOLF
Chief Executive Officer

APPENDIX A
COVENTRY HEALTH CARE, INC.
AUDIT COMMITTEE CHARTER
Authorization
      There shall be an Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Coventry Health Care, Inc. (the “Company”) to carry out the duties and responsibilities assigned to the Audit Committee under applicable law and regulations and the rules and regulations of the New York Stock Exchange, Inc. and to further assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare an audit committee report as required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
      The Company’s Code of Business Conduct and Ethics cover the Company’s Chief Executive Officer and senior financial officers and the Committee shall monitor compliance with that code. In addition, the Board may adopt further changes or additional policies based on changes in law, regulation or circumstances.
Membership
      The Committee must be comprised of at least three members and no more than five members of the Board. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. A director that serves on the audit committees of more than three public companies (including the Company) may serve on the Committee only if the Board affirmatively determines that the director is able to effectively serve on the Committee (in which the Company must disclose such determination in its annual proxy statement).
      All members of the Committee shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members.
      The Board must also affirmatively determine, considering all relevant facts and circumstances, that the director has no direct or indirect material relationship with the Company. Each member of the Audit Committee must satisfy any other applicable membership requirements set forth in the listing requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
      If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the General Counsel and the Board, and the Committee member shall recuse himself or herself until the Board, or an independent committee thereof, has determined that the Committee member is truly independent.
      All members of the Committee shall be able to read and understand fundamental financial statements, as the Board interprets such qualification in its business judgment. At least one member of the Committee shall have accounting or related financial management oversight experience, as the Board interprets such qualification in its business judgment. The Nominating and Governance Committee in nominating, and the Board in appointing, shall consider whether at least one member of the Committee falls within the definition of “financial expert” as defined by the SEC, and if not, why not. One member of the Committee shall serve as Chairman.
      No Committee member may vote on any matter in which he or she, directly or indirectly, has a material interest.

Meetings
      The Committee shall meet separately at least on a quarterly basis and may from time to time require special meetings, as deemed necessary by the Chairman of the Committee. Management, the external auditors, and the internal auditors shall provide reports and information to the Committee as provided herein and as required by the Committee. An appropriate portion of the Committee’s meeting with the external auditors and the internal auditors shall be in executive session without management.
Annual Self Evaluation
      At least annually, the Committee shall review and evaluate its own performance, the results of which shall be presented to the Board of Directors.
Purpose
      The Audit Committee is charged with:

•	Determining that the Company has in place adequate systems and controls to reasonably assure the fair presentation of the Company’s financial statements and otherwise overseeing the integrity of the Company’s financial statements;

•	Overseeing the Company’s compliance with legal and regulatory requirements;

•	Interfacing directly with and overseeing the performance of the external auditors regarding the annual audit and quarterly reviews of the Company’s financial statements;

•	Interfacing directly with and overseeing the performance of the internal auditors regarding the internal auditing function and the internal controls of the Company;

•	Appointing, dismissing, overseeing, and determining the compensation paid to the external auditors and internal auditors;

•	Overseeing the qualifications and independence of the external auditors; and

•	Preparing the report of the Committee required to be included in the Company’s annual proxy statement.
      The responsibilities of a member of the Committee are in addition to those responsibilities set out for a member of the Board. In addition to the matters set forth herein, the Committee shall perform such other functions as required by law, the Company’s Certificate of Incorporation or Bylaws, or the Board.
      The Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditors.
Key Responsibilities
      The Committee shall have overall responsibility for oversight of the adequacy and effectiveness of the external and internal audit function. This shall include:
     Internal and External Audits

1.	Reviewing the results of internal audits, management recommendation letters, report of the internal auditors, management’s internal control review and the adequacy and effectiveness of the internal auditing function and the internal controls of the Company, including computerized information system controls and security, the overall control environment and accounting and financial controls;

2.	Sole authority for selecting and, where appropriate, replacing the independent auditors, approving audit services and any permissible non-audit services prior to commencement, and, at least annually, assessing the independence of the auditors and presenting its conclusion to the Board, including the receipt of an annual written statement from the independent auditors setting forth all relationships between the auditor and the Company, including the disclosure required by Independence Standards Board Standard No. 1, establishing clear hiring policies for employees and former employees of the independent auditors, and resolving any disagreements between the independent auditor and management;

3.	Ensuring the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and considering whether it is appropriate to regularly rotate the audit firm;

4.	Approving the audit scope and audit plan prior to the audit’s commencement and the fees and engagement terms of the independent auditors for its audit services and any permissible non-audit services;

5.	Reviewing at least annually such information concerning the independent auditors as the Committee may determine appropriate, including a report by the independent auditor describing (1) the auditing firm’s internal quality control procedures and (2) any material issues raised by its most recent quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years and any steps taken to resolve those issues;

6.	Ensuring that the independent accountant provides the Committee with timely reports, which the Committee reviews, of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management;

7.	Reviewing with management and the independent auditors, the internal audit function and approving the scope, risk assessment and nature of the internal audit plans, any subsequent material changes in internal audit activities for the coming year and the coordination of such activities with the independent auditors;

8.	Determining whether all or a portion of the Company’s internal audit function will be provided by third parties, and if so, hiring, evaluating and compensating the internal auditors, and assuring their ability to have direct reporting to the Committee;

9.	Having direct access to the internal or external auditors on both a scheduled and as needed basis;

10.	Meeting separately and regularly with management, the external auditors, and the internal auditors and discussing with them, as applicable:

a)	The quarterly and annual financial statements, the related footnotes, disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the quality of the Company’s accounting principles, suggested changes relating to those principles, and the alternatives to those principles, the independent accountant’s audit and report on the annual financial statements, the result of the independent accountant’s review of the quarterly financial statements, the management letter provided by the independent auditor and the Company’s response, financial or non-financial arrangements that do not appear on the financial statements of the Company and their risks, transactions or dealings with parties related to the Company and the procedures used to identify related parties, the clarity of financial disclosures, and any other matter related to the Company’s independent audit;

b)	Significant findings quarterly and during the year and management’s responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control;

c)	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

d)	Any changes required in the planned scope of their audit plan;

e)	the effect of regulatory and accounting initiatives and of any off-balance sheet structures on the Company’s financial statements

Corporate Compliance and Risk Assessment

11.	Periodically reviewing management’s program to monitor, control, and report on compliance with the Company’s established code of conduct and ethics and applicable laws, rules, and regulations. This review shall include:

a)	Establishing procedures for employees to confidentially and anonymously submit to the Committee concerns or issues regarding the Company’s accounting or auditing matters and procedures for the receipt, retention, and treatment of complaints regarding accounting or auditing matters, including internal controls.

b)	Periodically reviewing and recommending changes or additions to the Company’s code of business conduct and ethics, and reviewing management recommendations to the Board for changes that reflect changes in law or policy.

c)	Discussing with management any significant risk exposures and steps taken to monitor and control them.

d)	Discussing the activities of the compliance and ethics program with the Company’s Compliance Officer.

e)	Discussing with the external auditors their findings including significant risk exposures and any possible illegalities during the annual audit.

f)	Discussing with the internal auditors regarding the teams’ findings including significant risk exposures during operational reviews.

g)	Discussing any legal matters that may have a material impact on the Company’s financial statements or the Company’s compliance policies with legal counsel.

h)	Considering any emerging issues that the Committee should become involved with in the future.

     General

12.	Recommending inclusion of the Company’s financial statements in the Annual Report on Form 10-K;

13.	Conducting or authorizing investigations into any matters within its scope of responsibilities;

14.	Reviewing and discussing earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information), and financial information and earnings guidance provided to analysts and ratings agencies;

15.	Obtaining reports from the chief executive officer, the chief financial officer, or the chief internal auditor and retaining, at the Company’s expense, experts to advise or assist the Committee, including outside counsel, accountants, financial analysts, consultants or others;

16.	Taking any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Committee as set forth in this Charter;

17.	Reviewing and reassessing at least annually the adequacy of this Charter and submit it to the Board of Directors for approval;

18.	Preparing the Committee’s annual report for inclusion in the Company’s proxy statement.
Reporting
      The Committee shall maintain minutes of all meetings which shall be made available to the Board of Directors of the Company. The Chairman of the Committee shall report regularly to the Board of Directors on the Committee’s activities and findings.

Please
Mark Here
for Address	☐
Change or
Comments
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Shareholders in the year 2008.

Nominees for Class II Directors:

01 Joel Ackerman, 02 Emerson D. Farley, Jr., M.D., 03 Lawrence N. Kugelman and 04 Dale B. Wolf

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

☐	☐

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

2.	Ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for 2005.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Choose MLink(sm) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.vault.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

     Dated:                                                  , 2005

Signature

Name (Please Print)

Signature if held jointly

Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
Mail
http://www.proxyvoting.com/cvh		1-866-540-5760
Mark, sign and date
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to
your proxy card and
Have your proxy card in hand		vote your proxy. Have your proxy
OR return it in the
when you access the web site.		card in hand when you call.
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement through the
Corporate Home page of the Company’s website at www.cvty.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2005

     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2005 at 9:30 a.m., Eastern Daylight Saving Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, Telephone (301) 897-9400, or any adjournment thereof.

     Proxies are authorized to vote in their discretion on other matters that may properly come before the meeting.

     SHAREHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR SHAREHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

See Voting Instructions On The Reverse Side Of This Proxy

THANK YOU FOR VOTING.

Please
Mark Here
for Address	☐
Change or
Comments
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Shareholders in the year 2008.

Nominees for Class II Directors:

01 Joel Ackerman, 02 Emerson D. Farley, Jr., M.D., 03 Lawrence N. Kugelman and 04 Dale B. Wolf

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

☐	☐

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

2.	Ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for 2005.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Dated:                                                                                                                                                                                            , 2005

Signature

Name (Please Print)

Signature if held jointly

Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

Coventry Health Care 401(k) Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care common stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

It is important that you read and understand the information in the Company’s Annual Report and Proxy Statement before voting. You may view these documents on the Company’s intranet at http://cvtynet or through the Corporate Home page of the Company’s internet site at www.cvty.com. You may also request that copies be sent to you by sending an e-mail to Investor-Relations@cvty.com.

The Trustee must receive your voting instructions by May 17, 2005. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.

You will receive a separate set of proxy solicitation materials for any shares of common stock that you own other than Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Vote by Internet or Telephone or Mail — 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time,
May 16, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
Mail
http://www.proxyvoting.com/cvh-401K		1-866-540-5760
Mark, sign and date
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to
OR your proxy card and
Have your proxy card in hand		vote your proxy. Have your proxy
return it in the
when you access the web site.		card in hand when you call.
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement through the Corporate Home page of the Company’s website at www.cvty.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2005

     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2005 at 9:30 a.m., Eastern Daylight Saving Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, Telephone (301) 897-9400, or any adjournment thereof.

     The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.

     SHAREHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR SHAREHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

     Please read the Company’s Annual Report and Proxy Statement prior to voting. These documents may be obtained three ways:

1.	Intranet: These documents are posted on the Company’s internal network, at http://cvtynet. All Company employees have computer access to http://cvtynet at their various office locations. If you need instructions on how to access http://cvtynet, please see your local human resources representative.

2.	Internet: These documents are also posted through the Corporate Home page of the Company’s website at www.cvty.com. Employees may or may not have access to the internet during office hours.

3.	Mail: If you would like to have these documents mailed to you at your place of employment, please send your request by e-mail to Investor-Relations@cvty.com.

YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

See Voting Instructions On The Reverse Side Of This Proxy

THANK YOU FOR VOTING.

Please
Mark Here
for Address	☐
Change or
Comments
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Shareholders in the year 2008.

Nominees for Class II Directors:

01 Joel Ackerman, 02 Emerson D. Farley, Jr., M.D., 03 Lawrence N. Kugelman and 04 Dale B. Wolf

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

☐	☐

To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:

2.	Ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for 2005.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Dated:                                                  , 2005

Signature

Name (Please Print)

Signature if held jointly

Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

Coventry Health Care 401(k) Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care common stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

It is important that you read and understand the information in the Company’s Annual Report and Proxy Statement before voting. You may view these documents through the Corporate Home page of the Company’s internet site at www.cvty.com. You may also request that copies be sent to you by sending an e-mail to Investor-Relations@cvty.com.

The Trustee must receive your voting instructions by May 17, 2005. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.

You will receive a separate set of proxy solicitation materials for any shares of common stock that you own other than Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Vote by Internet or Telephone or Mail — 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time,
May 16, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
Mail
http://www.proxyvoting.com/cvh-401k		1-866-540-5760
Mark, sign and date
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to
OR your proxy card and
Have your proxy card in hand		vote your proxy. Have your proxy
return it in the
when you access the web site.		card in hand when you call.
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement through the Corporate Home page of the Company’s website at www.cvty.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2005

     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2005 at 9:30 a.m., Eastern Daylight Saving Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, Telephone (301) 897-9400, or any adjournment thereof.

     The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.

     SHAREHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR SHAREHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

See Voting Instructions On The Reverse Side Of This Proxy

THANK YOU FOR VOTING.